Exhibit 2.3

PRIVATE INSTRUMENT OF THIRD ISSUANCE OF SIMPLE SECURED, NON-CONVERTIBLE, DEBENTURES, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION IN THE AUTOMATIC REGISTRATION DISTRIBUTION PROCEDURE, OF BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

entered into by and between

BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

as the issuer of the Debentures

and

OLIVEIRA TRUST

DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A.

as Trustee, representing the debenture holders

and

IMOBILIÁRIA CAJUEIRO LTDA.

as Guarantor

Dated

November 14, 2023

PRIVATE INSTRUMENT OF THIRD ISSUANCE OF SIMPLE SECURED, NON-CONVERTIBLE, DEBENTURES, IN A SINGLE SERIES, FOR PUBLIC DISTRIBUTION IN THE AUTOMATIC REGISTRATION DISTRIBUTION PROCEDURE, OF BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS

By this private instrument, the parties qualified below

BRASILAGRO – COMPANHIA BRASILEIRA DE PROPRIEDADES AGRÍCOLAS, a corporation registered as a publicly-held company with the Securities and Exchange Commission (“CVM”) in category “A”, in operational phase, headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 1309, 5th floor, Jardim Paulistano, ZIP Code 01452-002, duly registered with the National Register of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 07.628.528/0001-59, with its constitutive acts filed with the Commercial Registry of the State of São Paulo (“JUCESP”) under NIRE 35.300.326.237, herein represented in accordance with its bylaws (“Issuer”);

OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A., a financial institution, with a branch in the City of São Paulo, State of São Paulo, at Rua Joaquim Floriano, No. 1052, 13th floor, room 132 – part, ZIP Code 04534-004, registered with the CNPJ/MF under No. 36.113.876/0004-34, herein represented in accordance with its bylaws (“Trustee”); and

IMOBILIÁRIA CAJUEIRO LTDA., a limited liability company, headquartered in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, No. 1309, 5th floor, room 4, Jardim Paulistano, ZIP Code 01452-002, registered with the CNPJ/MF under No. 08.745.729/0001-07, with its constitutive acts filed with JUCESP under NIRE 35.221.343.040, herein represented in accordance with its articles of association (“Guarantor” and, together with the Issuer and the Trustee, “Parties” and, individually and indistinctly, as “Party”);

come, in the best form of law, to enter into this “Private Instrument of the Deed of the 3rd (Third) Issuance of Simple Debentures, Non-Convertible into Shares, of the Type with Real Guarantee, in a Single Series, for Public Distribution in the Automatic Registration Distribution Procedure, of BrasilAgro – Brazilian Agricultural Properties Company” (“Issuance Deed”), which will be governed by the following clauses and conditions:

1. AUTHORIZATION

1.1. The present 3rd (third) issuance of simple debentures, not convertible into shares, of the type with real guarantee, in a single series, of the Issuer ("Debentures"), under the terms of Law No. 6,404, of December 15, 1976, as amended ("Corporation Law" and "Issuance", respectively), for public distribution, under the automatic registration distribution procedure, under the terms of Law No. 6,385, of December 7, 1976, as amended ("Securities Law"), CVM Resolution No. 160, of July 13, 2022, as amended ("CVM Resolution 160"), Law No. 12,431, of June 24, 2011, as amended ("Law 12,431"), Ordinance No. 2,127, of June 30, 2022, published in the Official Gazette of the Union on July 4, 2022, by the Ministry of Regional Development ("Ordinance 2,127") and other applicable legal and regulatory provisions ("Offer"), the execution of this Issuance Deed, the Distribution Agreement (as defined below) and other Offer documents (as defined below), of which it is a part, will be carried out based on the resolutions of the Issuer's Board of Directors Meeting held on November 14, 2023, under the terms of article 59, paragraph one of the Corporation Law and article 21, item XXIII of the Issuer's bylaws ("Issuer's RCA"), and the Issuer's Executive Board Meeting held on November 14, 2023, under the terms of article 26, item VI of the Issuer's bylaws ("Issuer's RD" and, together with the Issuer's RCA, the "Issuer's Corporate Acts"). The Issuer's Corporate Acts also (i) authorized the Issuer's executive board, or its attorneys, to perform all necessary acts to implement the resolutions embodied in the Issuer's RCA, negotiate and execute all necessary documents for the Issuance and the Offer, including any amendments to said documents; (ii) authorized the hiring of all service providers necessary for the execution of the Issuance Deed; and (iii) ratified all other acts already performed by the Issuer's executive board, or its attorneys, related to this Clause.

1.2. The granting of the real guarantee in the form of Fiduciary Alienation (as defined below) was approved at the Guarantor's Partners' Meeting held on November 14, 2023 ("Guarantor's Corporate Act", together with the Issuer's Corporate Acts, the "Corporate Approvals").

2. ISSUANCE REQUIREMENTS

2.1. Filing and Publication of Corporate Approvals

2.1.1. The Issuer's Corporate Acts will be (i) duly filed with the JUCESP; and (ii) published in the Publication Journal (as defined below), in accordance with CVM regulations for the purposes of article 62, item I, letter "a", §5 and article 289, of the Corporation Law, observing the provisions of Clause 4.20 below.

2.1.2. The Guarantor's Corporate Act will be duly filed with the JUCESP.

2.1.3. The Issuer undertakes to (i) within 5 (five) Business Days from the date of the Corporate Approvals, send the Fiduciary Agent proof of the filing protocol of the Corporate Approvals with the JUCESP; (ii) promptly meet any requirements formulated by the JUCESP; and (iii) send the Fiduciary Agent 1 (one) electronic copy (PDF) of the Corporate Approvals containing the JUCESP digital seal proving the effective registration within 2 (two) Business Days after obtaining said registration.

2.2. Filing of this Issuance Deed

2.2.1. The registration of this Issuance Deed and its possible amendments will be carried out in accordance with CVM regulations, under the terms of article 62, §5, of the Corporation Law.

2.2.2. The Issuer undertakes to (i) within 5 (five) Business Days from the date of signing this Issuance Deed or its possible amendments, file the protocol with JUCESP and send the respective proof of protocol submission to the Trustee; (ii) promptly address any requirements formulated by JUCESP; and (iii) send the Trustee 1 (one) electronic copy (PDF) of this Issuance Deed, as well as its possible amendments, containing the digital seal of JUCESP that proves the effective registration with JUCESP, within 2 (two) Business Days after obtaining the said registration.

2.3. Registration for Distribution, Trading, and Financial Settlement

2.3.1. The Debentures will be deposited for (i) distribution in the primary market through the MDA – Asset Distribution Module (“MDA”), managed and operated by B3 S.A. – Brasil, Bolsa, Balcão – Balcão B3 (“B3”), with the distribution financially settled through B3; and (ii) trading in the secondary market through CETIP21 – Securities and Financial Assets (“CETIP21”), managed and operated by B3, with trades financially settled and the Debentures electronically held in custody at B3. Alternatively, the Debentures may be kept registered with the Registrar (as defined below).

2.3.2. Target Audience. The Offer will be exclusively aimed at professional investors, as defined in articles 11 and 13 of CVM Resolution No. 30, dated May 11, 2021, as amended (“CVM Resolution 30” and “Professional Investors”, respectively).

2.3.3. Pursuant to article 86, item II, of CVM Resolution 160, the trading of Debentures in the secondary market may be aimed at (i) qualified investors, as defined in article 12 of CVM Resolution 30, only after 6 (six) months from the date of publication of the Offer Closing Announcement, pursuant to article 76 of CVM Resolution 160 (“Closing Announcement”); and (ii) the general investing public, only after 1 (one) year from the date of publication of the Closing Announcement.

2.4. Automatic Registration of the Offer and Waiver of Prior Analysis by CVM

2.4.1. The Offer will be registered with CVM under the automatic distribution registration procedure, with a waiver of its prior analysis by CVM, pursuant to article 26, item V, of CVM Resolution 160, as it is a public offer of securities (i) representing debt; (ii) issued by a publicly-held company registered with CVM; and (iii) exclusively aimed at Professional Investors.

2.5. Registration of the Offer by the Brazilian Association of Financial and Capital Market Entities (“ANBIMA”)

2.5.1. The Offer must also be registered with ANBIMA within 15 (fifteen) days from the date of submission to CVM of the Offer Closing Announcement, pursuant to article 20, item I of the “ANBIMA Code of Regulation and Best Practices for Structuring, Coordination, and Distribution of Public Offers of Securities and Public Offers for Acquisition of Securities”, effective since January 2, 2023 (“ANBIMA Code”).

2.6. Constitution of the Real Guarantee

2.6.1. The Fiduciary Sale (as defined below) will be constituted under the terms of the Fiduciary Sale Agreement (as defined below), pursuant to Clause 7 below and as provided in article 62, item III of the Corporations Law.

2.6.2. The Fiduciary Sale Agreement (as defined below) must be registered by the Guarantor at the Real Estate Registry Office of the District of Correntina, State of Bahia (“Competent Registry Office”) within 45 (forty-five) calendar days from the pre-registration, under penalty of the occurrence of a Non-Automatic Early Maturity Event (as defined below) of the Debentures, pursuant to Clause 6.1.3, item (xvi) below. The Guarantor must submit the Fiduciary Sale Agreement (as defined below) for pre-registration within 5 (five) Business Days from the date of signing this or its possible amendments, as the case may be.

2.6.3. After the registration of the Fiduciary Alienation Contract (as defined below) or annotation of the amendment, as the case may be, the Guarantor must provide the Trustee Agent with 1 (one) original or electronic copy (PDF) containing the digital seal of the Competent Notary within 3 (three) Business Days, confirming that the Properties (as defined below) were fiduciary alienated to the Trustee Agent and registered as a real guarantee right without third-party competition, with no other real guarantee right existing in relation to the Properties (as defined below).

2.7. Project Framework

2.7.1. The Issuance will be carried out in accordance with Article 2 of Law 12,431, Ordinance 2,127, Presidential Decree No. 8,874, dated October 11, 2016 ("Decree 8,874"), Resolution of the National Monetary Council ("CMN") No. 5,034, dated July 21, 2022, as amended ("CMN Resolution 5,034"), CMN Resolution No. 4,751, dated September 26, 2019 ("CMN Resolution 4,751"), and Ordinance No. 3,346, dated October 26, 2023, published by the Ministry of Integration and Regional Development on October 27, 2023 ("Ordinance 3,346"), under the terms of Annex I of this Issuance Deed.

2.8. Exemption from Prospectus, Summary, and Offer Acceptance Document

2.8.1. The Debentures will be offered exclusively to Professional Investors, therefore, exempt from the disclosure of a prospectus, summary, and use of an offer acceptance document, under the terms of Article 9, item I and §3 of CVM Resolution 160.

3. CHARACTERISTICS OF THE ISSUANCE

3.1. Corporate Purpose of the Issuer.

3.1.1. Under the terms of Article 3 of its Bylaws, the Issuer's corporate purpose is (i) the exploitation of agricultural, livestock, and forestry activities of any kind and nature and the provision of services directly or indirectly related; (ii) the purchase, sale, and/or leasing of properties, land, buildings, and real estate in rural and/or urban areas; (iii) the import and export of agricultural products and inputs related to livestock; (iv) the brokerage of real estate transactions of any kind; (v) participation, as a partner, in other companies, simple or business, and in commercial ventures of any nature, in Brazil and/or abroad, directly or indirectly related to the objectives described in the Issuer's Bylaws; and (vi) the management of own and third-party assets ("Corporate Purpose").

3.2. Allocation of Resources.

3.2.1. Under the terms of Article 2, §1-B, of Law 12,431, Decree 8,874, CMN Resolution 4,751, and Ordinance 3,346, all net resources raised through the Issuance of Debentures must be used by the Issuer, fully and exclusively, for reimbursement related to, and the implementation of irrigation projects, as described in Annex II of this Issuance Deed ("Project" and "Allocation of Resources", respectively).

3.2.2. The resources raised through this Issuance must follow the allocation provided in Clause 3.2.1 above until the maturity date of the Debentures or until the Issuer proves the application of all obtained resources, whichever occurs first.

3.2.3. The Issuer is obliged to inform the Trustee Agent, by email, about the use of the Issuance resources according to the Allocation of Resources, under the terms of Clause 3.2.1 above, accompanied by a description of the expenses incurred and, as necessary, the delivery of supporting documents (i) annually, from the Issuance Date; and/or (ii) within 30 (thirty) days from the date on which the effective allocation of all resources occurs, whichever occurs first, with the Trustee Agent being able to request all necessary clarifications and additional documents from the Issuer.

3.2.4. Notwithstanding the provisions above, the Issuer shall, whenever requested in writing by an Authority (as defined below), for the purposes of complying with the Regulations (as defined below) and the requirements of regulatory and supervisory bodies, or by the Trustee, send a copy of the invoices, bills and/or payment receipts and/or accounting statements that demonstrate the correct Allocation of Resources ("Supporting Documents") to the said Authority or a copy of documents and/or additional information related to the Supporting Documents to the Trustee, within (i) 10 (ten) Business Days before the final date of the deadline demanded by the competent authority and provided that the Issuer has been notified by the Trustee with sufficient time to present the Supporting Documents; or (ii) if the deadline demanded by the competent authority is less than 5 (five) Business Days, within a timeframe compatible with the timely presentation of the said documentation by the Trustee to the competent authority. If the Issuer, duly notified, does not observe the deadlines indicated by the Trustee, the Trustee shall make its best efforts, within the limits of its role, to verify the effective allocation of all resources obtained through the issuance of the Debentures, based on any documents and information obtained.

3.2.5. For the purposes of this Deed of Issuance, the following terms are understood as:

(i)	"Authority": any natural person, legal entity (public or private), personified or not, condominium, trust, investment vehicle, resource pool or any organization that represents a common interest, or group of common interests, including private pension sponsored by any legal entity ("Person"), entity or body: (a) directly or indirectly linked, in Brazil and/or abroad, to the Public Power, including, without limitation, entities representing the Judicial, Legislative and/or Executive Powers, entities of direct or indirect public administration, autarchies and other public law Persons, and/or (b) that administers or is linked to regulated securities markets, self-regulatory entities and other Persons with regulatory, supervisory and/or punitive power, in Brazil and/or abroad, among others; and

(ii)	"Regulation": any law, decree, provisional measure, regulation, administrative rule, letter, resolution, instruction, circular and/or any type of determination, in the form of any other instrument or regulation, from governmental bodies or entities, autarchies, courts or any other Authority, that creates rights and/or obligations.

3.2.6. The Trustee will assume that the original documents or authenticated copies of documents eventually sent by the Issuer or by third parties at its request, have not been subject to fraud or alteration, and it is not the Trustee's responsibility to verify the validity, quality, veracity or completeness of the technical and financial information of the eventual documents sent, such as invoices, bills and/or payment receipts and/or accounting statements of the Issuer, object of the allocation of resources, or any other document sent to complement, clarify, rectify or ratify the information mentioned in the allocation of resources.

3.3. Distribution and Placement.

3.3.1. The Debentures will be the subject of a public distribution offer under the terms of the "Coordination and Public Distribution Agreement, Under the Firm Guarantee Regime, of Simple Debentures, Not Convertible into Shares, of the Type with Real Guarantee, in a Single Series, of the 3rd (Third) Issuance of BrasilAgro – Companhia Brasileira de Propriedades Agrícolas" ("Distribution Agreement"), with the intermediation of a financial institution that is part of the securities distribution system responsible for coordinating the Offer, to be indicated in the Distribution Agreement ("Lead Coordinator"), under the firm guarantee placement regime for the Total Issuance Amount (as defined below), in accordance with the provisions of the Distribution Agreement. The distribution plan will be carried out under the terms of article 49 of CVM Resolution 160, as provided in the Distribution Agreement ("Distribution Plan"), with no limitation regarding the number of Professional Investors accessed by the Lead Coordinator, and it is also possible for the subscription or acquisition of the Debentures by any number of Professional Investors.

3.3.2. The placement of the Debentures will be carried out in accordance with B3's procedures and the Distribution Plan provided in the Distribution Agreement.

3.4. Subscription Period.

3.4.1. The Debentures may be distributed by the Lead Coordinator at any time, starting from the registration of the Offer with the CVM and the date of the announcement of the start of the Offer, made in accordance with Article 13 of CVM Resolution 160 ("Announcement of Start"), with simultaneous submission by the Lead Coordinator of the electronic version of the Announcement of Start to the CVM and B3, in accordance with §2 of Article 59 of CVM Resolution 160 ("Distribution Period").

3.4.2. The Distribution Period will be at least 3 (three) Business Days (except if all Debentures have been distributed, without this resulting from the exercise of the firm guarantee), in accordance with Article 59, §4 of CVM Resolution 160, and at most 180 (one hundred and eighty) days, counted from the Announcement of Start, in accordance with Article 48 of CVM Resolution 160.

3.5. Issuance Number.

3.5.1. The Issuance constitutes the 3rd (third) issuance of debentures by the Issuer.

3.6. Number of Series.

3.6.1. The Issuance will be carried out in a single series.

3.7. Total Issuance Value.

3.7.1. The total value of the Issuance will be R$ 165,000,000.00 (one hundred and sixty-five million reais) on the Issuance Date (as defined below) ("Total Issuance Value").

3.8. Registrar and Settlement Agent of the Issuance.

3.8.1. For the purposes of this Issuance, the settlement agent of the Debentures will be OLIVEIRA TRUST DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS S.A., a financial institution authorized to operate by the Central Bank of Brazil, headquartered in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida das Américas, No. 3,434, Block 07, Room 201, ZIP Code 22640-102, registered with the CNPJ/ME under No. 36.113.876/0001-91 ("Settlement Agent", whose definition includes any other institution that may succeed the Settlement Agent in providing services related to the Debentures, provided that the replacement occurs under the terms of this Issuance Deed) and the registrar of the Debentures will be the Settlement Agent, as qualified above ("Registrar", whose definition includes any other institution that may succeed the Registrar in providing services related to the Debentures, provided that the replacement occurs under the terms of this Issuance Deed).

4. CHARACTERISTICS OF THE DEBENTURES

4.1. Issuance Date.

4.1.1. For all legal purposes, the issuance date of the Debentures will be November 16, 2023 ("Issuance Date").

4.2. Start Date of Profitability.

4.2.1. For all legal purposes, the start date of profitability will be the First Subscription Date (as defined below) ("Start Date of Profitability").

4.3. Form, Type, and Proof of Ownership.

4.3.1. The Debentures will be issued in nominative and book-entry form, without the issuance of warrants or certificates, and for all legal purposes, the ownership of the Debentures will be proven by the deposit account statement issued by the Registrar and, additionally, regarding the Debentures that are electronically held in custody at B3, as the case may be, a statement will be issued in the name of the debenture holder that will serve as proof of ownership of such Debentures.

4.4. Convertibility.

4.4.1. The Debentures will be simple, meaning they will not be convertible into shares of the Issuer.

4.5. Type.

4.5.1. In accordance with Article 58 of the Corporations Law, the Debentures will be of the type with real guarantee.

4.6. Term and Maturity Date.

4.6.1. The Debentures will have a term of 2,552 (two thousand five hundred and fifty-two) days, counted from the Issuance Date, maturing on November 11, 2030 ("Maturity Date"), except in cases of declaration of early maturity of the Debentures due to the occurrence of any of the Early Maturity Events, Optional Early Redemption, and adherence of the debenture holders to an Early Redemption Offer, under the terms of this Issuance Deed.

4.7. Unit Nominal Value.

4.7.1. The unit nominal value of the Debentures will be R$ 1,000.00 (one thousand reais) on the Issuance Date ("Unit Nominal Value").

4.8. Quantity of Debentures.

4.8.1. 165,000 (one hundred sixty-five thousand) Debentures will be issued on the Issuance Date.

4.9. Subscription and Payment Method and Payment Price.

4.9.1. The Debentures will be subscribed and paid in cash, in national currency, at the time of subscription for their Unit Nominal Value, on the first payment date, in accordance with the applicable settlement rules of B3 ("First Payment Date"). If any Debenture is paid on a different and later date than the First Payment Date, the payment must consider the balance of the Unit Nominal Value, plus the Remuneration, calculated pro rata temporis from the First Payment Date until the respective and effective payment ("Payment Price" and, each, a "Payment Date", respectively).

4.9.2. The Debentures may also, on any Payment Date, be placed with a premium or discount, provided that it is applied equally to all Debentures subscribed and paid on the same Payment Date.

4.9.3. There will be no preemptive rights for the current shareholders of the Issuer in the subscription of the Debentures.

4.10. Monetary Adjustment.

4.10.1. The Unit Nominal Value of the Debentures will not be monetarily adjusted.

4.11. Remuneration.

4.11.1. On the Unit Nominal Value or balance of the Unit Nominal Value of the Debentures, as the case may be, fixed remuneration interest corresponding to up to 14.0000% (fourteen percent) per year, based on a year of 252 (two hundred and fifty-two) Business Days ("Remuneration") will be applied.

4.11.2. The Issuer has been authorized, under the terms of this Issuance Deed and the Corporate Approvals, to reflect the definitive Remuneration of the Debentures, without the need for new corporate approval(s) from the Issuer and/or the Guarantor or approval by the General Meeting of Debenture Holders, by executing an amendment to this Issuance Deed and complying with the formalities referred to in Clause 2 above, provided that such amendment will be duly formalized before the First Payment Date.

4.12. Remuneration Calculation.

4.12.1. The Remuneration will be calculated exponentially and cumulatively, pro rata temporis for Business Days elapsed from the Profitability Start Date or from the last immediately preceding Remuneration Payment Date, as the case may be, until the date of its effective payment, and will be calculated according to the formula below:

J = Vne x (SpreadFactor – 1)

Where:

J = value of the Remuneration due at the end of each Capitalization Period (as defined below), calculated with 8 (eight) decimal places without rounding;

Vne = Unit Nominal Value or balance of the Unit Nominal Value of the Debentures, informed/calculated with 8 (eight) decimal places, without rounding; and

Spread Factor = fixed interest factor calculated with 9 (nine) decimal places, with rounding, as follows:

SpreadFactor={(spread+1)dp252

Where:

Spread = fixed interest rate, in nominal form, informed with 4 (four) decimal places, corresponding to up to 14.0000% (fourteen percent) per year, based on a year of 252 (two hundred and fifty-two) Business Days, to be determined by the First Payment Date and ratified by means of an amendment to this Issuance Deed; and

DP = number of Business Days between the last Capitalization Period (as defined below) and the current date, with "DP" being an integer.

4.12.2. The capitalization period of the Remuneration ("Capitalization Period") is, for the first Capitalization Period, the time interval that starts on the Profitability Start Date, inclusive, and ends on the first Remuneration Payment Date, exclusive, and for the other Capitalization Periods, the time interval that starts on the immediately preceding Remuneration Payment Date, inclusive, and ends on the subsequent Remuneration Payment Date, exclusive. Each Capitalization Period succeeds the previous one without interruption, until the Maturity Date.

4.13. Remuneration Payment.

4.13.1. Without prejudice to payments due to any early maturity of obligations arising from the Debentures, under the terms of this Deed of Issuance, the Remuneration will be paid annually, starting from the Profitability Start Date, with the first payment due on November 11, 2024, and the last on the Maturity Date, as described in Annex III of this Deed of Issuance ("Remuneration Payment Dates").

4.13.2. Those who are debenture holders at the end of the Business Day prior to each Remuneration Payment Date provided for in this Deed of Issuance will be entitled to receive any amount due to the debenture holders.

4.14. Scheduled Amortization

4.14.1. Except in cases of declaration of early maturity of the Debentures due to the occurrence of any of the Early Maturity Events, Optional Early Redemption, and the adherence of debenture holders to an Early Redemption Offer, under the terms of this Deed of Issuance, the payment of the Unit Nominal Value or the balance of the Unit Nominal Value of the Debentures will be amortized in consecutive annual installments, on the dates and percentages indicated in the table provided in Annex III of this Deed of Issuance (each, a "Scheduled Amortization Date"), with the first payment due on November 11, 2027, and the last on the Maturity Date.

4.15. Payment Location.

4.15.1. Payments due to the Debentures will be made by the Issuer on the respective due date using, as the case may be: (i) the procedures adopted by B3 for Debentures electronically held there; and/or (ii) the procedures adopted by the Registrar, for Debentures not electronically held at B3.

4.16. Extension of Deadlines.

4.16.1. The deadlines for the payment of any obligation provided for and arising from this Deed of Issuance will be considered extended until the 1st (first) subsequent Business Day, if the due date coincides with a day when there is no banking business at the payment location of the Debentures, except in cases where payments must be made through B3, in which case there will only be an extension when the payment date coincides with a national holiday in the Federative Republic of Brazil, Saturday, or Sunday. For the purposes of this Deed of Issuance, "Business Day(s)" will be considered any day that is not a Saturday, Sunday, or national holiday in the Federative Republic of Brazil. When the deadline indicated in this Deed of Issuance is not accompanied by the indication of "business day," it is understood that the deadline is counted in calendar days.

4.17. Default Charges.

4.17.1. Without prejudice to the Remuneration, in the event of late payment by the Issuer of any amount due to the debenture holders under the terms of this Deed of Issuance, as well as within the scope of the Issuance and/or the Offer, overdue and unpaid debts by the Issuer will be subject to, regardless of notice, notification, or judicial or extrajudicial interpellation: (i) a conventional, irreducible, and non-compensatory penalty of 2% (two percent), calculated once for each default; and (ii) default interest at the rate of 1% (one percent) per month, from the date of default until the date of actual payment, both calculated on the amount due and unpaid ("Default Charges").

4.18. Forfeiture of Rights to Additions.

4.18.1. Without prejudice to the provisions of Clause 4.20 below, the failure of the debenture holder to appear to receive the amount corresponding to any of the Issuer's pecuniary obligations, on the dates provided for in this Deed of Issuance, or in a notice published by the Issuer in the Publication Newspaper (as defined below), under the terms of Clause 4.20 below, will not entitle them to receive Remuneration and/or Default Charges for the period related to the delay in receipt, while ensuring the rights acquired up to the respective due date or payment.

4.19. Scheduled Renegotiation.

4.19.1. The Debentures will not be subject to scheduled renegotiation.

4.20. Publicity.

4.20.1. Without prejudice to the provisions of Article 13 of CVM Resolution 160 regarding the publicity of the Issuance and the Offer, all acts and decisions to be taken as a result of this Issuance that, in any way, involve the interests of the debenture holders, must be obligatorily communicated in the form of a notice in the newspaper 'O Estado de São Paulo' ('Publication Newspaper'), as well as on the Issuer's website (https://ri.brasil-agro.com/) ('Notice to Debenture Holders'), in accordance with Article 289 of the Corporations Law and the limitations imposed by CVM Resolution 160 regarding the publicity of the Offer and legal deadlines. The Issuer must notify the Trustee and B3 about any publication on the date it is made, and if the Issuer changes its Publication Newspaper after the Issuance Date, it must send a notification to the Trustee informing the new vehicle for disclosing its information.

4.20.2. The Trustee must send the following documents to ANBIMA: (i) the notices of convocation of the General Meetings of Debenture Holders on the same date of their disclosure to the market for those meetings it has convened and the others on the same date of its knowledge, (ii) the minutes of the meetings of issuances in which it acts as Trustee, on the same date of sending to B3.

4.20.3. Pursuant to Article 13 of CVM Resolution 160, the disclosures of information and Offer Documents (as defined below) must be made prominently and without access restrictions on the following websites: (i) the Issuer; (ii) the Lead Coordinator; (iii) B3; and (iv) CVM. Additionally, at the discretion of the Lead Coordinator and the Issuer, the disclosure may be made in any other means they deem necessary to meet the purposes of the Offer, in accordance with the terms of CVM Resolution 160.

4.20.3.1. For the purposes of this Issuance Deed, 'Offer Documents' means (i) this Issuance Deed; (ii) the Announcement of Commencement (as defined below); (iii) the Announcement of Closing; (iv) the Fiduciary Alienation Agreement (as defined below); (v) the Distribution Agreement (as defined below); (vi) the Offer's advertising material, if any; (viii) the support documents for presentations to potential investors, if any; (ix) the Debenture Summary, prepared in accordance with the ANBIMA Code, according to the 'ANBIMA Rules and Procedures for Debenture Summary No. 01', dated June 3, 2019, both issued by ANBIMA; (x) the Issuer's declaration pursuant to Article 27, item I, subitem 'c' of CVM Resolution 160; (xi) the truthfulness declaration to be issued by the Issuer and the Guarantor; and (xii) any other documents related to the Offer and/or containing information that may influence the investment decision.

4.21. Debenture Holders' Immunity.

4.21.1. The Debentures enjoy the tax treatment provided for in Article 2 of Law 12.431. If any debenture holder has a tax treatment different from that provided for in Law 12.431, they must send to the Settlement Agent or the Registrar, as the case may be, at least 10 (ten) Business Days prior to the date scheduled for receiving any amounts related to the Debentures, documentary evidence of the said immunity or tax exemption. If the debenture holder does not send the said documentation, the Issuer will make the tax withholdings provided for in the tax legislation in force on the income of such debenture holder.

4.21.2. If the Issuer allocates the obtained resources in non-compliance with the Resource Allocation, provided for in Clause 3.2.1 above, causing its disqualification from Law 12.431, the Issuer will be responsible for paying a fine equivalent to 20% (twenty percent) of the amount raised and not allocated to the Project, to be applied by the Federal Revenue Service of Brazil, in accordance with the provisions of Article 2, §§ 5, 6, and 7 of Law 12.431.

4.21.3. Without prejudice to the provisions of Clause 4.21.2 above, if, at any time during the term of the Debentures, the Debentures cease to enjoy definitively or temporarily the tax treatment provided for in Law 12.431 due to any legislation that may revoke, amend, replace, and/or complement it, thereby altering the incidence of tax on the income from the Debentures, the Issuer may, regardless of any procedure or approval, and provided it is permitted by applicable legislation and regulations, at its sole discretion: (a) carry out the Optional Early Redemption of all Debentures, under the terms of Clause 5.1 below and applicable legislation and regulations, without the incidence of any penalty or premium of any nature, it being certain that (1) in this case, the minimum period for carrying out the Optional Early Redemption provided for in Clause 5.1 below will not apply, so that the Issuer must bear any costs and/or tax charges to be paid exclusively due to the said Optional Early Redemption; and (2) until the said Optional Early Redemption is carried out, the Issuer must bear all additional taxes that may be due by the debenture holders, so that the Issuer must add to these payments additional amounts sufficient for the debenture holders to receive such payments as if the said amounts were not subject to tax; or, (b) if (1) the early redemption of all Debentures is not permitted or (2) if the early redemption of all Debentures is permitted, the Issuer opts, at its sole discretion, not to carry out the Optional Early Redemption of all Debentures, it must add to the Remuneration payments additional amounts sufficient for the debenture holders to receive such payments as if the incidence of withholding tax on income were at the rates in effect on the date of signing this Issuance Deed (gross up), and the payment of said increase must be made outside the B3 environment. The Issuer undertakes to collect within the period established by current legislation any taxes or fees that are or may be levied on the Debentures and that are legally attributed to the Issuer, automatically subrogating itself in the right to claim, demand, request, and discuss administratively or judicially the loss, definitively or temporarily, of the tax treatment provided for in Law 12.431 that is not due to the provisions of Clause 4.21 above, or any withholding of taxes on the income from the Debentures, for any reason.

4.22. Risk Rating

4.22.1. No risk rating agency will be contracted within the scope of the Offer to assign a rating to the Debentures.

5. TOTAL OPTIONAL EARLY REDEMPTION, EXTRAORDINARY AMORTIZATION, EARLY REDEMPTION OFFER, OPTIONAL ACQUISITION, AND MANDATORY EARLY REDEMPTION

5.1. Optional Early Redemption.

5.1.1. Pursuant to CMN Resolution 4.751 or otherwise, provided that the minimum weighted average term of 4 (four) years of payments elapsed between the Issuance Date and the effective date of early redemption is respected, under the terms of item I, article 1 of CMN Resolution 4.751 and calculated under CMN Resolution 5.034, the Issuer may, provided that the early maturity of the Debentures has not been declared, under the terms of this Issuance Deed, including in the event of loss of the benefit generated by the tax treatment of Law 12.431, under the terms of Clause 4.21 above, at its sole discretion and regardless of the will of the debenture holders, from November 10, 2030 (inclusive), carry out the total optional early redemption of the debentures, according to the terms and conditions provided below (“Optional Early Redemption”).

5.1.2. The Optional Early Redemption must be carried out by publishing a communication of Optional Early Redemption or by sending such communication addressed to the debenture holders, with a copy to the Trustee (in each case, “Optional Early Redemption Communication”), at least 3 (three) Business Days in advance of the scheduled date for the Optional Early Redemption, containing the provisions of Clause 5.1.4 below (“Optional Early Redemption Date”).

5.1.3. The amount to be paid in relation to each of the Debentures under the Optional Early Redemption will be equivalent to the Unit Nominal Value or the balance of the Unit Nominal Value, as the case may be, plus (i) the Remuneration, calculated pro rata temporis from the Profitability Start Date or the immediately preceding Remuneration Payment Date, as the case may be, until the Optional Early Redemption Date; (ii) the Default Charges, if any, as well as any other amounts eventually owed by the Issuer under this Deed of Issuance; (iii) any monetary obligations and other additions related to the Debentures eventually due and unpaid until the Optional Early Redemption Date, as applicable; and (iv) the present value of the remaining amortization payment installments of the Unit Nominal Value and the Remuneration, using as a discount rate the coupon of the Fixed Rate Treasury Bond with semiannual interest (NTN-F), with a duration approximately equivalent to the remaining duration of the Debentures on the Optional Early Redemption Date, to be determined on the Business Day immediately prior to the Optional Early Redemption Date of the Debentures, calculated according to the formula below, and added to the Default Charges, if any, to any monetary obligations and other additions related to the Debentures:

PV = sum of the present value of the Debentures payment installments;

n = total number of payment events to be made for the Debentures, where "n" is an integer;

VNEk = unit value of each of the "k" future amounts due of the Debentures, where the value of each "k" installment is equivalent to the payment of the Remuneration and/or the amortization of the Unit Nominal Value, as the case may be;

Duration = the average term of the payment flows, weighted by the present value of these flows, as described in Resolution 3.947 or another regulation that replaces it;

PVPk = present value factor, determined according to the following formula, calculated with 9 (nine) decimal places, with rounding:

TREASURYPRE = coupon of the Fixed Rate Treasury Bonds with Semiannual Interest (NTN-F), with a duration closest to the remaining duration of the Debentures;

nk = number of Business Days between the Optional Early Redemption Date and the scheduled maturity date of each "k" installment due.

5.1.4. The Optional Early Redemption Communication must include, at a minimum: (i) the Optional Early Redemption Date, which must necessarily be a Business Day; (ii) a mention of the calculation of the Optional Early Redemption value of the Debentures; and (iii) any other information necessary for the operationalization of the Optional Early Redemption, as applicable.

5.1.5. The Debentures redeemed by the Issuer under the Optional Early Redemption must be canceled by the Issuer.

5.1.6. The payment of the Optional Early Redemption cannot occur on a date that coincides with any payment date of the balance of the Unit Nominal Value of the Debentures and/or the Remuneration, as the case may be, but must necessarily be made on a Business Day and on a single date for all Debentures.

5.1.7. The Issuer must, at least 3 (three) Business Days in advance of the respective Optional Early Redemption date, send written notice to B3, the Settlement Agent, and the Registrar, as the case may be, informing them of the execution of the said Optional Early Redemption, with the communication to B3 being signed jointly with the Trustee.

5.1.8. The payment of the Optional Early Redemption must be made in accordance with (i) the operational procedures established by B3 concerning the Debentures that are electronically held at B3; or (ii) the operational procedures adopted by the Registrar, for the Debentures that are not electronically held at B3.

5.1.9. Partial Optional Early Redemption of the Debentures will not be allowed. The Optional Early Redemption will be addressed to all debenture holders, without distinction, ensuring equal conditions for all debenture holders.

5.1.10. Notwithstanding the provisions of the above Clauses, the Optional Early Redemption will follow the rules issued by the CMN, Law 12.431, and other applicable legislation and regulations.

5.2. Extraordinary Amortization.

5.2.1. Extraordinary amortization of the Debentures will not be allowed.

5.3. Offer of Early Redemption.

5.3.1. Observed the provisions of this Issuance Deed, Law 12.431, CMN Resolution 4.751, and any other applicable legislation or regulation, as well as: (i) the minimum weighted average term of 4 (four) years for payments made between the Issuance Date and the date of early redemption of all Debentures resulting from the Early Redemption Offer (as defined below); or (ii) in a shorter period if it becomes legally permitted, at its sole discretion and regardless of the debenture holders' will, to make the Early Redemption Offer (as defined below), the Issuer may, at its sole discretion, make an offer for the early redemption of all (partial early redemption offers are prohibited) of the Debentures, which will be addressed to all debenture holders without distinction, ensuring equal conditions for all debenture holders to accept or not the redemption of the Debentures they hold (“Early Redemption Offer”).

5.3.2. The Early Redemption Offer must be made by the Issuer with prior notice to the debenture holders (by means of a widely publicized announcement, under the terms of Clause 4.20 above, or individual communication to all debenture holders, informing and copying the Trustee, as the case may be, and in both cases, with a copy to B3, with at least 10 (ten) Business Days in advance of the date on which the Early Redemption Offer is intended to be made, and such communication must include: (i) the effective date for the redemption of the Debentures and payment to the debenture holders who accept the Early Redemption Offer; (ii) the redemption premium amount, if any, which cannot be negative, and (iii) other necessary information for decision-making and operationalization by the debenture holders (“Early Redemption Offer Communication”).

5.3.3. After the Early Redemption Offer Communication, the debenture holders who opt to adhere to the Early Redemption Offer must express their intention in writing and formalize their adherence in the B3 system, to the Trustee with a copy to the Issuer, within 5 (five) Business Days from the date of the Early Redemption Offer Communication, and the Issuer must proceed with the early redemption and payment of the amounts due to the debenture holders who accept the Early Redemption Offer on the date stipulated in the Early Redemption Offer Communication. B3 and ANBIMA must be informed of the early redemption at least 3 (three) Business Days before the actual date of its execution, through correspondence from the Issuer with the “agreement” of the Trustee.

5.3.4. The amount to be paid to the debenture holders will be equivalent to the Unit Nominal Value or the balance of the Unit Nominal Value of the Debentures to be redeemed, plus: (i) the Remuneration calculated pro rata temporis from the Start Date of Profitability or the Remuneration Payment Date immediately preceding, as the case may be, until the effective redemption date of the Debentures subject to the Early Redemption Offer; and (ii) if applicable, the redemption premium to be offered to the debenture holders and indicated in the Early Redemption Offer Communication, at the sole discretion of the Issuer (“Redemption Offer Price”).

5.3.5. The payment of the Redemption Offer Price will be made: (i) through the procedures adopted by B3 for Debentures electronically held at B3, or (ii) through procedures adopted by the Registrar, in the case of Debentures that are not electronically held at B3.

5.3.6. The Debentures redeemed by the Issuer as provided in this Clause will be mandatorily canceled.

5.3.7. The early redemption of the Debentures will only occur if, within the period provided in Clause 5.3.2 above, debenture holders representing at least 75% (seventy-five percent) of the Debentures in circulation approve the Early Redemption Offer, through a resolution in the General Meeting of Debenture Holders, or formally adhere to the Early Redemption Offer. In this case, all Debentures of such debenture holders must be redeemed. Partial redemption through the Early Redemption Offer will not be allowed.

5.4. Optional Acquisition of Debentures.

5.4.1. Observed the provisions of CVM Resolution No. 77, of March 29, 2022, as amended (“CVM Resolution 77”), the Issuer may, at any time, from 2 (two) years from the Issuance Date, under the terms of article 1, §1, item II, combined with article 2, §1, of Law 12.431, or before such date, provided it becomes legally permitted, under the terms of Law 12.431, CMN regulation, or other applicable legislation or regulation, acquire the Debentures in circulation, observing the terms of §3 of article 55 of the Corporations Law and the applicable CVM regulation (“Optional Acquisition”).

5.4.2. The Debentures acquired by the Issuer, under the terms of Clause 5.4.1 above, may, at the Issuer's discretion, be (i) canceled, in the manner to be regulated by the CMN, in accordance with the provisions of article 1, §1, item II, combined with article 2, §1, of Law 12.431; (ii) remain in treasury; (iii) be reissued in the market.

5.4.3. The Debentures acquired by the Issuer to remain in treasury, under the terms of Clause 5.4.2 above, if and when reissued in the market, will be entitled to the same Remuneration applicable to the other Debentures.

5.4.4. In the event of cancellation of the Debentures, if legally permitted under Law 12.431, observing the rules issued by the CMN and other applicable legal and regulatory provisions, it will not be necessary to execute an amendment to this Deed of Issuance to reflect such cancellation, noting that, on the date of execution of this Deed of Issuance, the said cancellation is not permitted by Law 12.431.

5.4.5. Regardless of the price practiced, the Issuer must report the Optional Acquisition in the management report and financial statements, as provided in article 16 of CVM Resolution 77. If the Issuer acquires Debentures for a value higher than the balance of the Unit Nominal Value of the Debentures, it must, prior to the acquisition, communicate its intention to the Trustee and all debenture holders, under the terms and conditions established in article 19 of CVM Resolution 77.

5.4.6. The Optional Acquisition, concerning the Debentures that: (i) are electronically held in custody at B3, will be carried out in accordance with B3's operational procedures; and (ii) are not electronically held in custody at B3, will be carried out in accordance with the operational procedures of the Registrar.

5.5. Mandatory Early Redemption

5.5.1. Mandatory early redemption of the Debentures will not be allowed.

6. EARLY MATURITY

6.1.1. The Debentures and all obligations contained in this Deed of Issuance will be considered early matured, making the payment of the Unit Nominal Value or the balance of the Unit Nominal Value, as the case may be, immediately due by the Issuer, plus the Remuneration, calculated pro rata temporis, from the Profitability Start Date or the last Remuneration Payment Date, as the case may be, until the date of its effective payment, without prejudice to the collection of Default Charges, if any, and any other amounts eventually owed by the Issuer under any of the Offer Documents, upon the occurrence of the events described in Clauses 6.1.2 and 6.1.3 below, observing the possible cure periods and respective procedures, when applicable (each, an “Early Maturity Event”).

6.1.2. Automatic Early Maturity Events: Observing the possible applicable cure periods, the occurrence of any of the events indicated in this Clause will result in the automatic early maturity of the Debentures, regardless of consultation with the debenture holders (each, an “Automatic Early Maturity Event”):

(i)	default by the Issuer and/or the Guarantor of any pecuniary obligation related to the Debentures and/or provided for in this Deed of Issuance and/or in the Fiduciary Alienation Agreement, on the respective payment date provided for in this Deed of Issuance and/or in the Fiduciary Alienation Agreement, not remedied within 1 (one) Business Day from the date of the respective default, respecting any cure periods contained in the above-mentioned instruments;

(ii)	(a) liquidation, dissolution, or extinction of the Issuer and/or the Guarantor; (b) declaration of bankruptcy of the Issuer and/or the Guarantor and/or any of their “Controlled Companies” (as defined in article 116 of the Corporations Law); (c) self-bankruptcy request made by the Issuer and/or the Guarantor and/or any of their controlling companies; (d) bankruptcy request of the Issuer and/or any of their Controlled Companies made by third parties, not remedied within the legal period; or (e) judicial or extrajudicial recovery request of the Issuer and/or the Guarantor and/or any of their Controlled Companies, regardless of the approval of the respective request;

(iii)	declaration of early maturity of any financial obligation of the Issuer and/or the Guarantor (even as guarantor), arising from banking debts, capital market operations, local or international, observing the cure periods provided in the respective debt instruments;

(iv)	default by the Issuer and/or the Guarantor (even in the capacity of guarantors) of any debt or financial obligation, within the scope of the financial and capital markets, local or international, in an individual or aggregate amount equal to or greater than R$ 30,000,000.00 (thirty million reais) or equivalent in other currencies, observing the cure periods provided in the respective debt instruments;

(v)	reduction of the Issuer's share capital, as provided in Article 174, §3, of the Brazilian Corporation Law, except for the absorption of losses, as provided by law;

(vi)	change in the corporate purpose of the Issuer and/or the Guarantor, as provided in its Bylaws or articles of association, as the case may be, in effect on the Issuance Date, except if it does not result in a change in the main activity of the Issuer and/or the Guarantor;

(vii)	declaration of invalidity, nullity, or unenforceability of this Issuance Deed and/or any of the other Offer Documents to which the Issuer and/or Guarantor are parties, by any judicial decision or arbitral award;

(viii)	assignment, promise of assignment, or any form of transfer or promise of transfer to third parties, in whole or in part, by the Issuer and/or the Guarantor, of any of their obligations under this Issuance Deed and/or the Fiduciary Alienation Agreement (as defined below), except if approved by the debenture holders, as previously resolved in a General Meeting of Debenture Holders or if due to an Authorized Corporate Transaction, under the terms of this Issuance Deed;

(ix)	transformation of the Issuer's corporate type so that it ceases to be a corporation, under the terms of Articles 220 to 222 of the Brazilian Corporation Law;

(x)	judicial questioning of the validity and/or enforceability, by the Issuer and/or the Guarantor, of this Issuance Deed and/or the Fiduciary Alienation and/or any of the Offer Documents;

(xi)	if this Issuance Deed or any Offer Document to which the Issuer and/or the Guarantor is a party is, for any reason, terminated, rescinded, or otherwise extinguished by the Issuer and/or the Guarantor.

6.1.3. Non-Automatic Early Maturity Events: Upon the occurrence of any of the events indicated in this Clause, not remedied within the applicable cure period, the provisions of Clauses 6.1.5 and following of this Issuance Deed will occur (each, a 'Non-Automatic Early Maturity Event'):

(i)	default by the Issuer and/or the Guarantor of any non-monetary obligation provided in this Issuance Deed and/or the Fiduciary Alienation Agreement, not remedied within 5 (five) Business Days from the date of receipt of notification of the respective default, provided that the period provided in this item does not apply to obligations for which a specific cure period has been stipulated;

(ii)	failure to obtain, non-renewal, cancellation, revocation, or suspension of the authorizations, concessions, permits, and/or licenses necessary for the achievement of the corporate purpose of the Issuer and/or the Guarantor, including but not limited to the certificate of grants for water use under the terms of this Issuance Deed, except for the authorizations, concessions, permits, and/or licenses that are in the process of renewal and that do not prevent the Issuer and/or the Guarantor, as the case may be, from executing their respective corporate purposes and that are not in violation of applicable laws and regulations;

(iii)	creation of any Encumbrance on the Properties (in addition to the Fiduciary Alienation), provided that for the purposes of this Issuance Deed, 'Encumbrance' is defined as a mortgage, pledge, fiduciary alienation, fiduciary assignment, usufruct, trust, charge, encumbrance or burden, seizure, sequestration or attachment, judicial or extrajudicial, voluntary or involuntary, or any other act that has a similar practical effect to any of the above expressions;

(iv)	non-compliance, after the applicable cure periods provided in the Fiduciary Alienation Agreement (as defined below), with the reinforcement obligations and/or the limits, percentages, and/or values of the Fiduciary Alienation (as defined below);

(v)	split, merger, incorporation, incorporation of shares, or any form of corporate reorganization involving the Issuer and/or the Guarantor, except in the following cases and provided that the Issuer is not extinguished ('Authorized Corporate Transactions'):

(a)	if previously authorized by the debenture holders in a General Meeting of Debenture Holders;

(b)	if, exclusively in the case of a split, merger, or incorporation of the Issuer, the debenture holders have been assured, for a minimum period of 6 (six) months from the date of publication of the minutes of the corporate acts related to the operation, the redemption of the Debentures they hold, by paying the balance of the Unit Nominal Value, plus the Remuneration, calculated pro rata temporis from the Profitability Start Date or the immediately preceding Remuneration Payment Date, as the case may be, until the date of effective payment, observing the time limit provided in Clause 5.1.1. above;

(c)	in the cases of split, merger, incorporation, incorporation of shares, or any form of corporate reorganization involving solely and exclusively the Subsidiaries; or

(d)	in the cases of split, incorporation, incorporation of shares, or any form of corporate reorganization with third parties not part of the Issuer's economic group, by the Issuer, the Guarantor, and/or any of its Subsidiaries, which cumulatively: (1) do not constitute a merger or any other corporate restructuring that may result in a Material Adverse Effect (as defined below); (2) do not result in the assignment, disposal, or any form of transfer, directly or indirectly, of the obligations present in this Issuance Deed; (3) do not result in a reduction of the Issuer's assets that may result in a Material Adverse Effect (as defined below); (4) are carried out with third parties not part of the Issuer's economic group whose corporate purpose is solely and exclusively activities related to the Issuer's Corporate Purpose, as well as the incorporation, purchase and sale, leasing, subleasing, renting, and lending of properties, rural partnerships, and the management, maintenance, brokerage, and collection of rents, inspections, and contractual negotiations pertinent to the management of real estate properties; (5) the ultimate goal of such acts is the acquisition of rural properties, provided that these do not have any Encumbrances that may result in a Material Adverse Effect (as defined below) for the Issuer; (6) such acts do not imply non-compliance by the Issuer with the declarations and guarantees provided under Clause 9 of this Issuance Deed; and (7) such acts do not imply non-compliance by the Issuer and the Guarantor with any obligation provided in the Offer Documents;

(vi)	protest of titles against the Issuer and/or the Guarantor and/or any of its Subsidiaries (even as guarantors), in an individual or aggregate amount equal to or greater than R$ 30,000,000.00 (thirty million reais), or its equivalent in other currencies, unless the protest has been made due to proven error or bad faith of third parties or canceled, or if it is validly contested in court, in any case, within a maximum period of 10 (ten) Business Days from the date of knowledge of the respective protest by the protested party;

(vii)	filing of a lawsuit that has as its object the action by the Issuer and/or the Guarantor, in non-compliance with any provision of any law or regulation, national or foreign, against the practice of corruption or acts harmful to public administration, including, without limitation, Decree-Law No. 2,848/1940, Law No. 12,846, of August 1, 2013, as amended, Law No. 9,613, of March 3, 1998, as amended, Decree No. 11,129, of July 18, 2022, Law No. 6,385, of December 7, 1976, as amended, Law No. 7,492, of June 16, 1986, as amended, Law No. 8,137, of December 27, 1990, as amended, Law No. 8,429, of June 2, 1992, as amended, Law No. 8,666, of June 21, 1993, as amended (or other public procurement and contract regulations), the U.S. Foreign Corrupt Practices Act of 1977, and the UK Bribery Act, as applicable (“Anti-Corruption Laws”);

(viii)	non-compliance with any judicial, administrative, or arbitral decision that has not been granted a suspensive effect against the Issuer and/or the Guarantor, in an individual amount equal to or greater than R$ 30,000,000.00 (thirty million reais);

(ix)	expropriation, confiscation, or any other act by any governmental entity of any jurisdiction over the property and/or direct or indirect possession of the Issuer's assets (except for the Properties subject to the Fiduciary Alienation), in an individual amount equal to or greater than (a) in the case of expropriation, R$ 100,000,000.00 (one hundred million reais) and, cumulatively, if the respective compensation paid by the governmental entity to the Issuer due to the expropriation corresponds to less than 70% (seventy percent) of the appraisal value of the respective expropriated property and such compensation materially compromises the Issuer's assets; or (b) in the case of confiscation or any other similar act by any governmental entity of any jurisdiction, R$ 100,000,000.00 (one hundred million reais);

(x)	non-use by the Issuer of the net resources obtained from the Issuance strictly in accordance with this Issuance Deed;

(xi)	judicial questioning by any person other than the Issuer and the Guarantor of this Issuance Deed and/or the Fiduciary Alienation Agreement, not contested within the legal deadline or within 15 (fifteen) days from the date the Issuer and/or the Guarantor become aware of the filing of such judicial questioning, whichever is shorter;

(xii)	proof that any of the statements made by the Issuer and/or the Guarantor in this Issuance Deed and/or in the other Offer Documents is false or incorrect, in the latter case, in any material aspect;

(xiii)	distribution and/or payment by the Issuer of dividends, interest on equity, or any other profit distributions to the Issuer's shareholders, if the Issuer is in default with any of its pecuniary obligations established in this Issuance Deed, except for the mandatory dividends provided for in Article 202 of the Corporations Law, under the terms of the Issuer's Bylaws in effect on the Issuance Date;

(xiv)	non-compliance by the Issuer for 2 (two) consecutive quarters, during the term of the Debentures, with the financial index below (“Financial Index”), to be calculated by the Issuer quarterly and verified by the Fiduciary Agent, based on the Issuer's consolidated financial statements, including the Issuer's financial statements as of December 31, 2023:

Net Debt/Own Land Value less than 30.00% (thirty percent equivalent to 0.3 times)

For the purposes of this item, the following definitions apply:

(a)	“Net Debt” means the total amount of loans (including short and long-term loans, as shown in the consolidated balance sheet), minus the amount of Cash and Cash Equivalents;

(b)	“Own Land Value” means the fair appraisal value attributed to the Issuer's Own Lands, as per the explanatory note “Investment Properties” in the Issuer's financial statements, plus the present value of farm sales receivables, as per the explanatory note “Accounts Receivable and Other Credits” in the financial statements, and minus the accounts payable related to acquisitions, as per the explanatory note “Acquisitions Payable” in the financial statements; and

(c)	“Own Lands” means the rural properties held, directly or indirectly, by the Issuer and its subsidiaries, as recorded in the respective property's registration.

(xv)	non-compliance by the Issuer for 2 (two) consecutive quarters, during the term of the Debentures, with the financial index applicable to agribusiness receivables certificates (CRA) issued under the 7th and 8th series of the 1st (first) issuance of Cibrasec Companhia Brasileira de Securitização S.A. (currently named Virgo II Companhia de Securitização), registered under CNPJ/MF No. 02.105.040/0001-23, on May 21, 2018, or in other operations similar to those described in this Issuance Deed;

(xvi)	failure to meet the 45 (forty-five) calendar day deadline from the pre-registration for the completion of the registration of the Fiduciary Alienation Agreement (as defined below) with the Competent Notary, as provided in Clause 2.6 above, except (a) if the registration is not obtained due to requirements made by the Competent Notary and provided that the Guarantor and/or the Issuer are complying with such requirements in a timely manner, in which case the above deadline will be extended by another 45 (forty-five) calendar days; or (b) if there is a substitution of collateral under the terms of the Fiduciary Alienation Agreement (as defined below);

(xvii)	existence of an administrative and/or judicial decision, immediately enforceable, whose effects are not suspended or reversed within the legal deadline or within 30 (thirty) days from its publication, whichever is shorter, due to non-compliance by the Issuer and/or its Controlled Entities with labor legislation;

(xviii)	in case the Guarantor carries out the sale of the Properties (as defined below), without their proper replacement, under the terms of Clause 7.6 below and the provisions of the Fiduciary Sale Agreement (as defined below); and

(xix)	existence of embargo(s) on illegally deforested areas or other infractions related to flora on the Properties, not regularized and/or duly contested within the non-extendable period of 12 (twelve) months from the date of the respective infraction.

6.1.4.  The occurrence of any of the Automatic Early Maturity Events provided for in Clause 6.1.2 above will result in the automatic early maturity of the obligations arising from the Debentures, with the consequent declaration, by the Fiduciary Agent, of the early maturity of all obligations arising from the Debentures, subject to the sending of notification by the Fiduciary Agent with 1 (one) Business Day in advance to the Issuer, for the purpose of written communication.

6.1.5. In the event of any of the Non-Automatic Early Maturity Events provided for in Clause 6.1.3 above, the Fiduciary Agent must immediately notify the Issuer of the occurrence of such event(s) and convene a General Meeting of Debenture Holders, within 3 (three) Business Days from the knowledge of its occurrence, ensuring the Issuer's participation in the said meeting.

6.1.6. If the said General Meeting of Debenture Holders is installed in accordance with the installation quorums provided for in Clause 11.6 below and the debenture holders, observing the deliberation quorums provided for in Clause 11.7 below, without prejudice to the specific quorums established in this Issuance Deed, decide not to consider the early maturity of the obligations arising from the Debentures, or, in case of suspension of the works for deliberation at a later date, the debenture holders should not declare the early maturity of the obligations arising from the Debentures and should formalize a minute of the General Meeting of Debenture Holders approving the non-declaration of early maturity, otherwise, the debenture holders should immediately declare the early maturity of the obligations arising from the Debentures.

6.1.7. In the event of early maturity, declared by the Fiduciary Agent, of the obligations arising from the Debentures, the Issuer is obliged to redeem all the Debentures, with their consequent cancellation, for the balance of the Unit Nominal Value, plus the Remuneration, calculated pro rata temporis, from the Profitability Start Date or the last Remuneration Payment Date, whichever occurs last, until the date of the effective redemption, without prejudice to the payment of Default Charges, if any, of any other amounts eventually owed by the Issuer under this Issuance Deed, including any overdue and unpaid expenses, within 1 (one) Business Day from the date on which the early maturity of the obligations arising from the Debentures is declared, under penalty of, if not doing so, being obliged to pay the Default Charges, it being certain that such payment is due by the Issuer from the date of the declaration of early maturity, and the debenture holders may take all necessary measures to satisfy their credit, regardless of any operational period necessary for the redemption of the Debentures.

6.1.8. Notwithstanding the provisions of the Clauses above, the Issuer may, at any time, convene a General Meeting of Debenture Holders for them to deliberate on the waiver or temporary prior forgiveness (request for prior waiver) of any of the Early Maturity Events, which will depend on the approval of debenture holders holding at least 50% (fifty percent) plus one of the Debentures in Circulation.

7. REAL GUARANTEE

7.1. Fiduciary Alienation: Under the terms established in the 'Private Instrument of Fiduciary Alienation of Real Estate in Guarantee and Other Covenants,' to be executed between the Guarantor, the Fiduciary Agent, and the Issuer, as an intervening consenting party ('Fiduciary Alienation Agreement') to ensure the faithful, punctual, and full compliance (i) of the monetary obligations, principal and ancillary, present or future, at their original or early maturity, assumed by the Issuer in this Issuance Deed, including, but not limited to, the Unit Nominal Value or balance of the Unit Nominal Value, as the case may be, increased by the Remuneration, Late Charges, if any, applicable to the subscribed and paid-in Debentures and other charges related to the Issuance Deed and other Offer Documents, as applicable, when due, whether on the respective payment dates, on the Maturity Date, or due to the early maturity of the obligations arising from the Debentures, under the terms of this Issuance Deed, as applicable; (ii) of the obligations related to any other monetary obligations assumed by the Issuer and/or the Guarantor, as the case may be, in the Offer Documents, including, without limitation, the obligations to pay expenses, costs, charges, taxes, reimbursements, or indemnities, as well as the obligations related to the Settlement Agent, the Registrar, B3, and the Fiduciary Agent; and (iii) of the obligations to reimburse any and all amounts that the Fiduciary Agent and/or the debenture holders may disburse within the scope of the Issuance and/or due to the constitution, maintenance, and/or possible enforcement of the Fiduciary Alienation (as defined below), as well as any and all costs, taxes, attorney fees incurred in protecting the interests of the debenture holders, judicial and/or extrajudicial expenses related to the enforcement of the Fiduciary Alienation (as defined below), under the terms of this Issuance Deed and the Fiduciary Alienation Agreement, as applicable, and any other expenses for which the Issuer is responsible as provided in this Issuance Deed (including fines, penalties, indemnities, expenses, costs, and other contractual and legal charges provided herein) ('Guaranteed Obligations'), the Guarantor will constitute fiduciary alienation over the properties subject to the registration certificates No. 6,254 and 6,267, both issued by the Competent Registry Office ('Properties' and 'Fiduciary Alienation,' respectively).

7.2. Throughout the term of the Debentures, the market value of the Properties subject to the Fiduciary Alienation must represent at least 150% (one hundred and fifty percent) of the balance of the Unit Nominal Value of the Debentures ('Minimum Guarantee Ratio').

7.2.1. The maintenance of the Minimum Guarantee Ratio will be verified annually by the Fiduciary Agent, by the 5th (fifth) Business Day of March each year ('Verification Date'), and, for the purpose of the said calculation, the market value of the Properties demonstrated by an appraisal report to be provided by the Issuer and conducted by any of the following specialized companies in the field: (i) Valora Engenharia S/S Ltda.; (ii) Control Union; (iii) Mercatto; (iv) IHS; (v) Approval; (vi) Confidence; (vii) Scot; (viii) Terra Soluções; or (ix) other companies previously approved at the General Meeting of Debenture Holders, issued no more than 180 (one hundred and eighty) days prior to the said Verification Date ('Market Value' and 'Appraisal Report,' respectively). All expenses arising from the preparation of the Appraisal Report shall be borne by the Issuer.

7.2.2. Regardless of the Verification Date, the Issuer may, at its own expense, hire the specialized companies indicated in the Fiduciary Alienation Agreement, previously authorized by the Fiduciary Agent, to update the Market Value, and may, based on the new Appraisal Report, promote the Partial Release of Guarantee (as defined below) ('Extraordinary Verification Date').

7.3. Partial Release of Guarantee. In the event that the coverage percentage of the Minimum Guarantee Ratio is exceeded, the Fiduciary Alienation will be released by the Fiduciary Agent, without the need to convene a General Meeting of Debenture Holders, provided that: (i) a new Appraisal Report is presented and funded by the Issuer, demonstrating that (a) the Minimum Guarantee Ratio has been exceeded; and (b) with the release of the Properties given as collateral, the Minimum Guarantee Ratio is maintained; and (ii) the said release covers the entirety of the Properties, with no partial release of the Properties being allowed under any circumstances ("Partial Release of Guarantee").

7.3.1. Without prejudice to the provisions of the Fiduciary Alienation Agreement, the Partial Release of Guarantee, except in the case of the dismemberment of the Property registration(s), is not subject to approval by the debenture holders gathered in a General Meeting, being already permitted under the terms and conditions provided in the Fiduciary Alienation Agreement, and a release term of the said guarantee will be issued by the Fiduciary Agent within 30 (thirty) days after receiving the Partial Release of Guarantee request sent by the Guarantor.

7.4. Optional Substitution of Guarantee. In the event of a request to substitute the Properties given as collateral for reasons other than non-compliance with the Minimum Guarantee Ratio, the Guarantor must notify the Fiduciary Agent of its intention at least 15 (fifteen) Business Days in advance, and in this case, the Property will be automatically released, i.e., without the need for any approval by the Debenture Holders, provided that the following precedent conditions are met: (i) all Eligibility Criteria (as provided in Annex IV of the Fiduciary Alienation Agreement) are met, which will be presented and funded by the Guarantor; (ii) the Minimum Guarantee Ratio is maintained; (iii) the respective fiduciary alienation agreement of the substitute property(ies) is registered at the competent real estate registry office; (iv) it is verified that the said substitution covers the entirety of a property, with no partial release of the Property being allowed under any circumstances; and (v) no Event of Early Maturity is in progress ("Precedent Conditions for Substitution of Guarantee").

7.5. Reinforcement or Substitution of the Guarantee. Pursuant to articles 1,367 and 1,425 of the Civil Code, the Guarantor is obliged to reinforce or substitute the present Fiduciary Alienation, so as to fully restore the Fiduciary Alienation and ensure that the value of the encumbered assets and rights is at least equivalent to the Minimum Guarantee Ratio, in the following cases: (i) if the Fiduciary Alienation deteriorates, is subject to attachment, seizure, sequestration, blocking, listing, expropriation, or any judicial or administrative measure of similar effect (each, a "Reinforcement Event"); or (ii) if the Minimum Guarantee Ratio is not observed ("Reinforcement or Substitution of the Guarantee").

7.5.1. For the purposes of Reinforcement or Substitution of the Guarantee, the Guarantor undertakes to, regardless of prior notification from the Fiduciary Agent, notify the Fiduciary Agent within 5 (five) counted days ("Notification"): (i) of the occurrence of any Reinforcement Event; or (ii) of the knowledge of non-compliance with the Minimum Guarantee Ratio, as evidenced in the Appraisal Report.

7.5.2. In the event of Reinforcement or Substitution of the Guarantee, the Guarantor must send to the Fiduciary Agent, within 30 (thirty) days of the Notification, the list of new real estate properties it intends to offer, as well as demonstrate compliance with the Precedent Conditions for Substitution of Guarantee, including but not limited to compliance with all Eligibility Criteria (as provided in Annex IV of the Fiduciary Alienation Agreement).

7.5.3. Once all the Precedent Conditions for Substitution of Guarantee are met, the Eligibility Criteria are observed, and the Minimum Guarantee Ratio is restored, the Parties must execute a fiduciary alienation instrument for the new property(ies), substantially in the form of the Fiduciary Alienation Agreement, without the need for any approval by the Debenture Holders.

7.5.4. All costs arising from the Reinforcement or Replacement of Guarantee, including, but not limited to, the Appraisal Report, or fees for registering the instruments to be formalized, will be borne by the Guarantor and/or the Issuer.

7.5.5. If the Guarantee Reinforcement Event is not provided within the deadlines and conditions set forth in this Clause 7.5, it will constitute a default event and an Early Maturity Event, pursuant to Clause 6.1.3, item (xvii) above.

7.6. The Fiduciary Alienation may be executed, in whole or in part, as many times as necessary, until the full compliance of the Guaranteed Obligations.

7.7. It is agreed and adjusted that the present guarantee is not exclusive but cumulative with the other guarantees of the Guaranteed Obligations, and the Fiduciary Agent may execute or enforce all or each of these guarantees indiscriminately in the order it deems necessary, for the purposes of amortizing or liquidating the Guaranteed Obligations.

7.8. The Issuer: (i) declares to be aware of the terms of the Fiduciary Alienation Agreement; and (ii) commits to: (a) comply with them; (b) exercise its rights in a way that does not harm the rights and prerogatives of the debenture holders, the full compliance of the Guaranteed Obligations, the Fiduciary Alienation and its object, and (c) not approve and/or perform any act in disagreement with the provisions of this Issuance Deed, the Fiduciary Alienation Agreement, and the other Offer Documents.

8. ADDITIONAL OBLIGATIONS OF THE ISSUER AND THE GUARANTOR

8.1. Without prejudice to the other obligations set forth in this Issuance Deed and the applicable legislation and regulations, the Issuer and the Guarantor, as applicable, are additionally obliged, individually, to:

(i)	provide the Fiduciary Agent:

(a)	within 3 (three) months from the end of each fiscal year, a copy of their complete financial statements for the respective fiscal year, accompanied by the management report and the independent auditors' opinion, provided that if the Issuer has made its financial statements available on its website or published them in newspapers as provided for in the Corporations Law, the provision of the said document to the Fiduciary Agent will not be necessary;

(b)	within 2 (two) Business Days after the 3 (three) month period referred to in item (a) above, a report prepared by the Issuer containing a detailed calculation memory for monitoring the Financial Index, including the open accounts of all necessary items for the final obtaining of such Financial Index, certifying the sufficiency and veracity of the information, under penalty of impossibility of verification and checking by the Fiduciary Agent, and the Fiduciary Agent may request additional clarifications from the Issuer as necessary, and a statement signed by the legal representatives of the Issuer, in accordance with its bylaws, certifying: (1) that the provisions contained in this Issuance Deed remain valid; (2) the non-occurrence of any of the Early Maturity Events and the absence of default of obligations by the Issuer to the Debenture Holders and the Fiduciary Agent;

(c)	within 2 (two) Business Days after the 45 (forty-five) day period after the end of the first three fiscal quarters of each year, (1) a copy of their complete financial information for the respective quarter, provided that if the Issuer has made its financial information available on its website, the provision of the said document to the Fiduciary Agent will not be necessary, and (2) a report prepared by the Issuer containing a detailed calculation memory for monitoring the Financial Index, including the open accounts of all necessary items for the final obtaining of such Financial Index, certifying the sufficiency and veracity of the information, under penalty of impossibility of verification and checking by the Fiduciary Agent, and the Fiduciary Agent may request additional clarifications from the Issuer as necessary;

(d)	within 10 (ten) Business Days, or a shorter period if required by any Authority or regulatory body, any information requested by the Fiduciary Agent, so that it can fulfill its obligations under this Issuance Deed;

(e)	within 2 (two) Business Days after its receipt, a copy of any correspondence or judicial or extrajudicial notification received by the Issuer that may result in the early maturity of the Debentures; and

(f)	within up to 10 (ten) Business Days after a written request to that effect made by the Trustee, or in a shorter period if necessary to comply with a deadline set by the competent authority, all information requested by the Trustee, including, without limitation, those related to the allocation of resources arising from this Issuance;

(ii)	ensure the proper disclosure of economic-financial data, as required by the Corporations Law, as applicable, by publishing its annual financial statements;

(iii)	keep its accounting up to date and make the respective records in accordance with the accounting practices adopted in Brazil, in compliance, where applicable, with the provisions contained in the Corporations Law, incorporating the changes introduced by Law No. 11,638 of December 28, 2007, and Law No. 11,941 of May 27, 2009, or other legislation that may replace or complement them, the definitions of the new pronouncements, interpretations, and guidelines of the Accounting Pronouncements Committee – CPC, approved by Resolutions of the Federal Accounting Council (CFC) and decisions of the CVM, which are in accordance with the International Financial Reporting Standards – IFRS, issued by the International Accounting Standards Board – IASB;

(iv)	keep valid and regular the licenses, concessions, or approvals necessary for the regular operation of the Issuer, except for those (1) questioned in good faith in administrative and/or judicial spheres and whose enforceability or applicability is suspended; or (2) whose loss, revocation, or cancellation cannot result in a Material Adverse Effect (as defined below) for the Issuer or its ability to honor the obligations related to the Debentures;

(v)	comply with the legislation in force, as well as the regulations, administrative norms, and determinations of government bodies, autarchies, or courts, applicable to the conduct of its business and necessary for the execution of its activities, except in cases where non-compliance cannot cause any Material Adverse Effect (as defined below);

(vi)	comply with the provisions of the current environmental and labor legislation, including, but not limited to, the current legislation pertinent to the National Environmental Policy, the Resolutions of CONAMA – National Environmental Council, and other environmental laws and regulations (“Environmental Legislation”), except (a) for those questioned in administrative and/or judicial spheres, and whose enforceability or applicability is suspended; or (b) non-compliance that cannot cause any Material Adverse Effect (as defined below), adopting preventive or reparatory measures and actions, aimed at avoiding and correcting any environmental damage found, resulting from the activity described in its corporate purpose and always ensuring that: (1) all necessary permits, licenses, authorizations, and approvals for the exercise of its activities are held, in accordance with the applicable environmental legislation; and (2) all necessary registrations are held, in accordance with the applicable civil and environmental legislation, in any case;

(vii)	comply with the provisions of the current labor and social security legislation, always ensuring that (a) no work in conditions analogous to slavery, encouragement of prostitution, or child labor is used, directly or indirectly, except in the case of hiring apprentices, under the applicable legislation; and (b) (1) its workers are duly registered under the current legislation; (2) the obligations arising from the respective employment contracts are fulfilled; and (3) the applicable health and safety legislation is complied with, except, in the cases of this item (3), for non-compliance that cannot cause any Material Adverse Effect (as defined below);

(viii)	comply, and ensure that its Subsidiaries and their respective directors and board members comply, with the applicable norms regarding Anti-Corruption Laws, as applicable, and if aware of any act or fact that violates said norms, immediately notify the Trustee;

(ix)	not perform any act in disagreement with its bylaws, this Issuance Deed, and the Fiduciary Sale, especially those that may, directly or indirectly, compromise the punctual and full compliance with the main and ancillary obligations assumed before the Debenture holders;

(x)	notify the Trustee, within up to 3 (three) Business Days from the occurrence of the respective event, about any substantial change in the conditions (financial or otherwise) or in the business of the Issuer that may prevent or hinder the Issuer's compliance with its main and ancillary obligations arising from this Issuance Deed;

(xi)	inform the Trustee about the occurrence of any Early Maturity Event, within 1 (one) Business Day of becoming aware of its occurrence;

(xii)	apply the funds resulting from this Issuance exclusively in accordance with the terms provided in Clause 3.2.1 above, as well as fulfill all obligations related to the proof of said allocation;

(xiii)	convene, under the terms of Clause 11 below, a General Meeting of Debenture Holders to deliberate on any matters that directly or indirectly relate to this Issuance;

(xiv)	comply with all determinations of the CVM, ANBIMA, and B3, as applicable, including by sending documents, and also providing the information requested;

(xv)	maintain all necessary licenses and authorizations, including corporate ones, for the execution of this Issuance Deed, the issuance of the Debentures, the development of the Project, and the fulfillment of its obligations hereunder, as well as all necessary legal and statutory requirements for this purpose;

(xvi)	not omit any fact, of any nature, that is within its knowledge and that may result in a Material Adverse Effect (as defined below) on its economic-financial or legal situation to the detriment of this debenture issuance;

(xvii)	remain compliant with the fulfillment of the obligations contained in this Issuance Deed and not incur any of the Early Maturity Events;

(xviii)	hold a valid title to all its essential real estate properties for the fulfillment of its activities and its corporate participations;

(xix)	present to the Trustee the authorization from the Institute of Environment and Water Resources of Bahia – INEMA regarding the suppression of vegetation in the Fazenda Jaó area, within 5 (five) Business Days from the date of obtaining said authorization;

(xx)	present to the Trustee, when required, the renewal of the certificates of water use grants, within 5 (five) Business Days from the date of request, as well as any other proofs necessary for the maintenance and regularity of the Project, throughout the term of the Debentures;

(xxi)	keep in force all existing contracts and other agreements essential to ensure the Issuer maintains its current operating and functioning conditions; and

(xxii)	without prejudice to the other obligations provided above or other obligations expressly provided in the current regulations, in this Issuance Deed, under the terms of article 89 of CVM Resolution 160, the Issuer undertakes to:

(a)	prepare the financial statements for the end of the fiscal year and, if applicable, the consolidated financial statements of the Issuer for each fiscal year, in accordance with the Corporation Law and the rules issued by the CVM;

(b)	submit the Issuer's financial statements for each fiscal year to an audit by an independent auditor registered with the CVM;

(c)	by the day before the start of the Debentures' trading, disclose the Issuer's financial statements for the last 3 (three) closed fiscal years, accompanied by explanatory notes and the independent auditors' report;

(d)	disclose subsequent financial statements, accompanied by explanatory notes and the independent auditors' report, within 3 (three) months from the end of the fiscal year;

(e)	observe the provisions of the specific CVM regulations regarding the duty of confidentiality and trading prohibitions, as applicable;

(f)	disclose the occurrence of any relevant act or fact, as defined in the specific CVM regulations, as applicable; and

(g)	publish on its website the annual report of the Trustee and other communications sent by the Trustee on the same date of their receipt.

9. DECLARATIONS AND WARRANTIES OF THE ISSUER AND THE GUARANTOR

9.1. Without prejudice to the other declarations made in this Issuance Deed, the Issuer and/or the Guarantor hereby declare and warrant, as of this date, individually and as applicable, that:

(i)	the Issuer is a corporation, duly organized, constituted, and existing in accordance with Brazilian laws and is duly authorized to conduct its business, with full powers to hold, possess, and operate its assets;

(ii)	the Guarantor is a limited liability company, duly organized, constituted, and existing in accordance with the legislation and regulations in force and is duly authorized to conduct its business, with full powers to hold, possess, and operate its assets;

(iii)	obtained all necessary licenses and authorizations, including corporate and regulatory, for the execution of this Issuance Deed and other Offer Documents, the Issuance, the development of the Project, and the fulfillment of the obligations herein provided, having met all necessary legal and statutory requirements for such;

(iv)	the legal representatives or attorneys who sign this Issuance Deed have sufficient statutory and/or delegated powers to assume, on behalf of the Issuer and/or the Guarantor, as the case may be, the obligations herein provided and, being attorneys, had the powers legitimately granted, with the respective mandates being in full force;

(v)	the execution of this Issuance Deed, the other Offer Documents of which they are a part, and the fulfillment of the obligations herein and therein provided do not infringe or contradict: (a) any contract or document to which the Issuer and/or the Guarantor are a party or by which any of their respective assets and properties are bound, as applicable, nor will result in (1) the early maturity of any obligation established in any of these contracts or instruments; (2) the creation of any encumbrance on any asset or property of the Issuer and/or the Guarantor, as applicable, or (3) the termination of any of these contracts or instruments; (b) any law, decree, or regulation to which the Issuer and/or the Guarantor or any of their respective assets and properties are subject, as applicable; or (c) any order, decision, or administrative, judicial, or arbitral sentence against the Issuer and/or the Guarantor, as the case may be, and that affects the Issuer and/or the Guarantor, as the case may be, or any of their respective assets and properties;

(vi)	no registration, consent, authorization, approval, license, order from, or qualification before any governmental authority or regulatory body, additional to those already granted, is required for the fulfillment by the Issuer of its obligations under this Issuance Deed or for the realization of the Issuance, except for the registration of this Issuance Deed and the Corporate Approvals with JUCESP and the registration of the Fiduciary Alienation Contract with the Competent Notary;

(vii)	the obligations assumed in this Issuance Deed constitute legally valid, effective, binding, and enforceable obligations according to their terms and conditions, it being certain that this Issuance Deed, the Distribution Contract, and the Fiduciary Alienation Contract have the force of an extrajudicial executive title under Law No. 13.105, of March 16, 2015, as amended ("Code of Civil Procedure");

(viii)	possesses all licenses, concessions, authorizations, permits, and certificates, including environmental, required by federal, state, and municipal authorities, necessary for the exercise of its activities, all of which are valid and in force, and all application protocols have been made within the deadlines defined by the authorities of the jurisdictions in which the Issuer operates, except (a) for those that are in the process of being obtained or renewed; or (b) for those that cannot cause any Material Adverse Effect;

(ix)	complies, and ensures that its Subsidiaries comply, with the legislation in force, as well as the regulations, administrative norms, and determinations of governmental bodies, autarchies, or courts for the regular exercise of its activities, except in cases where non-compliance cannot cause any Material Adverse Effect (as defined below);

(x)	complies, and ensures that its Subsidiaries comply, with Environmental Legislation, except (a) for those questioned in administrative and/or judicial spheres, and whose enforceability or applicability is suspended; or (b) whose non-compliance cannot cause any Material Adverse Effect (as defined below), adopting preventive or reparatory measures and actions, aimed at avoiding and correcting any identified environmental damages, resulting from the activity described in its corporate purpose and always ensuring that: (1) all necessary permits, licenses, authorizations, and approvals for the exercise of its activities are held, in accordance with applicable environmental legislation; and (2) all necessary registrations are obtained, in accordance with applicable civil and environmental legislation, in any case;

(xi)	complies, and ensures that its Subsidiaries comply, with the current labor and social security legislation, always ensuring that (a) no work in conditions analogous to slavery, encouragement of prostitution, or child labor is used, directly or indirectly, except in the case of hiring apprentices, in accordance with applicable legislation; and (b) (1) its workers are duly registered in accordance with current legislation; (2) the obligations arising from the respective employment contracts are fulfilled; and (3) the applicable health and safety legislation is complied with, in any case, except in the cases of this item (b), for non-compliances that cannot cause any Material Adverse Effect (as defined below);

(xii)	the documents and information provided within the scope of the Issuance are true, sufficient, consistent, and accurate and are up-to-date as of the date they were provided;

(xiii)	as of the date of signing this Issuance Deed, there is no judicial action, administrative or arbitral process, inquiry, or other type of governmental investigation that could cause a Material Adverse Effect (as defined below) to the Issuer and/or the Guarantor, in their financial conditions or activities, other than those mentioned in the Issuer's Reference Form, in the financial statements and quarterly information made available by the Issuer to the CVM and the market, which could affect the ability of the Issuer and/or the Guarantor to fulfill their obligations under this Issuance Deed;

(xiv)	the financial statements of the Issuer for the fiscal years ended in 2020, 2021, 2022, and interim information as of March 31, 2023, and June 30, 2023, are true, sufficient, consistent, accurate, and current in all respects as of the date they were prepared, clearly and accurately reflect the financial and equity position, results, operations, and cash flows of the Issuer for the period, and up to the date of signing this Issuance Deed: (a) there has been no Material Adverse Effect (as defined below) on the financial situation and operational results in question; (b) there has been no material relevant operation involving the Issuer outside the normal course of its business; and (c) there has been no substantial increase in the Issuer's indebtedness;

(xv)	has not omitted and will not omit any fact, of any nature, that is within its knowledge and that could result in a Material Adverse Effect (as defined below) on its economic-financial or legal situation to the detriment of the Issuance;

(xvi)	is compliant with the obligations contained in this Issuance Deed and is not, as of this date, incurring any of the Early Maturity Events;

(xvii)	is fully aware and fully agrees that the method of calculating the Remuneration was agreed upon of its own free will, in observance of the principle of good faith;

(xviii)	the Issuer has a valid title to all its real estate essential for the fulfillment of its activities and its corporate participations, except: (a) for those questioned in administrative and/or judicial spheres; or (b) that cannot cause any Material Adverse Effect;

(xix)	complies, and ensures that its Subsidiaries comply, with the applicable norms regarding Anti-Corruption Laws, to the extent that (a) it maintains internal mechanisms and procedures that ensure due compliance with such norms; (b) it seeks to fully inform all professionals who may interact with the Issuer and/or the Guarantor, as applicable, of such norms; and (c) it refrains from engaging in acts of corruption and acting in a manner harmful to public administration, both nationally and in the countries where it operates, as applicable, in its interest or for its benefit, whether exclusive or not;

(xx)	as of this date, there is no (a) violation; and/or (b) indication of violation of any legal or regulatory provision, nationally or in the countries where it operates, as applicable, related to the practice of corruption or acts harmful to public administration, including, without limitation, the Anti-Corruption Laws, by the Issuer or its Subsidiaries;

(xxi)	will keep in force all existing contracts and other agreements essential to ensure the Issuer and/or the Guarantor maintain their current operating and functioning conditions;

(xxii)	declares that, as of the date of signing this Issuance Deed, there are no embargoes on illegally deforested areas on the Properties; and

(xxiii)	declares that it is aware of the 'Declarations and Obligations of Sanctions,' as per Annex IV of this Issuance Deed.

10. OF THE TRUSTEE

10.1. Oliveira Trust Distribuidora de Títulos e Valores Mobiliários S.A. is appointed as the Trustee of this Issuance and expressly accepts, under the terms of the legislation and this Issuance Deed, to represent the community of debenture holders before the Issuer.

10.2. The Trustee will perform its duties from the date of signing this Issuance Deed until its effective replacement or until all obligations contemplated in this Issuance Deed are fulfilled.

10.3. In cases of impediments, resignation, intervention, liquidation, or any other case of vacancy in the function of trustee of the Issuance, a General Meeting of Debenture Holders will be held within a maximum period of 30 (thirty) calendar days from the event that determines it, to choose the new trustee of the Issuance, which must be convened by the Trustee to be replaced, and may also be convened by debenture holders representing at least 10% (ten percent) of the Outstanding Debentures, or by the CVM. If the convening does not occur within 15 (fifteen) days before the end of the aforementioned period, the Issuer shall do so on the Business Day immediately following the 15th (fifteenth) day before the end of the aforementioned period, and the CVM may appoint a provisional substitute until the process of choosing the new trustee of the Issuance is completed. The replacement will not imply remuneration to the new trustee higher than the remuneration agreed upon in this Issuance Deed.

10.4. If the Trustee is unable to continue performing its duties due to circumstances subsequent to this Issuance Deed, it must immediately notify the Issuer and the debenture holders, by convening a General Meeting of Debenture Holders, requesting its replacement.

10.5. Debenture holders are entitled, after the subscription and full payment period of all Debentures has ended, to replace the Trustee and appoint its substitute in a General Meeting of Debenture Holders specially convened for this purpose, under the terms of this Issuance Deed.

10.6. In the event of the effective replacement of the Trustee, the substitute will receive the same remuneration received by the Trustee in all its terms and conditions, with the first annual installment due to the substitute being calculated pro rata temporis, from the date of commencement of its function as trustee of the Issuance. This remuneration may be altered by mutual agreement between the Issuer and the substitute trustee, provided it is previously approved by the General Meeting of Debenture Holders.

10.7. The permanent replacement of the Trustee must be the subject of an amendment to this Issuance Deed, which must be recorded at JUCESP.

10.8. In any case, the replacement of the Trustee must be communicated to the CVM within 7 (seven) Business Days from the registration of the amendment to the Issuance Deed, whose object is the replacement, at JUCESP, along with the documents provided for in article 5 and §1 of article 5 of CVM Resolution 17, of February 9, 2021, as amended ("CVM Resolution 17").

10.9. The substitute trustee must, immediately after its appointment, communicate it to the debenture holders in the form of a Notice to Debenture Holders under the terms of Clause 4.20 above.

10.10. The substitute trustee will perform its duties from the date the corresponding amendment to the Issuance Deed is executed at JUCESP, inclusive, until its effective replacement or until all obligations contemplated in this Issuance Deed are fulfilled.

10.11. The rules and precepts regarding the replacement of the Trustee promulgated by acts of the CVM apply to the cases of replacement of the Trustee.

10.12. In addition to others provided by law or normative act of the CVM, the duties and responsibilities of the Trustee include:

(i)	performing the functions assumed under the terms of this Issuance Deed and the Fiduciary Alienation Contract with good faith, transparency, and loyalty towards the debenture holders;

(ii)	protecting the rights and interests of the debenture holders, employing, in the exercise of the function, the care and diligence that every active and honest person usually employs in the management of their own assets;

(iii)	resign from the role in the event of a conflict of interest or any other form of unfitness and immediately call a General Meeting of Debenture Holders to deliberate on their replacement;

(iv)	keep all documentation related to the exercise of their functions in good custody;

(v)	verify, at the time of accepting their role, the veracity of the information related to the guarantees and the consistency of the information contained in this Deed of Issuance, ensuring that any omissions, errors, or defects they become aware of are corrected;

(vi)	ensure that the Issuer registers the Deed of Issuance and its amendments with JUCESP, adopting, in case of omission by the Issuer, the measures eventually provided by law;

(vii)	monitor the provision of periodic information by the Issuer, alerting the debenture holders, in the annual report referred to in item (xvi) below, about any inconsistencies or omissions they become aware of;

(viii)	give an opinion on the sufficiency of the information provided in the proposals for changes in the conditions of the Debentures;

(ix)	verify the regularity of the constitution of the Fiduciary Alienation, as well as the value of the assets given as collateral, ensuring the maintenance of their sufficiency and enforceability according to the provisions established in the deed of issuance;

(x)	examine proposals for the replacement of assets given as collateral, expressing their opinion on the matter in a justified manner;

(xi)	notify, as the case may be, the Issuer and the Guarantor to reinforce the given collateral in the event of its deterioration or depreciation;

(xii)	request, when deemed necessary for the faithful performance of their functions, updated certificates from civil distributors, Public Treasury Courts, Labor Courts, protest notaries, and the Public Treasury Attorney's Office, where the main establishment of the Issuer is located;

(xiii)	request, when deemed necessary, an external audit of the Issuer;

(xiv)	call, when necessary, the General Meeting of Debenture Holders, by means of an announcement published at least 3 (three) times, in accordance with Clause 4.20 above;

(xv)	attend the General Meeting of Debenture Holders to provide the information requested;

(xvi)	prepare a report for the debenture holders, in accordance with article 68, §1, item “b” of the Corporations Law and article 15 of CVM Resolution 17, which must contain at least the following information:

(a)	compliance by the Issuer with its obligations to provide periodic information, indicating any inconsistencies or omissions they become aware of;

(b)	statutory changes that occurred during the period with relevant effects for the debenture holders;

(c)	comments on economic, financial, and capital structure indicators of the Issuer related to Clauses intended to protect the interests of the security holders and that establish conditions that must not be breached by the Issuer;

(d)	quantity of Debentures issued, quantity of Debentures in Circulation, and canceled balance during the period;

(e)	redemption, amortization, conversion, renegotiation, and payment of interest on the Debentures carried out during the period;

(f)	allocation of the funds raised through the Issuance, according to the information provided by the Issuer;

(g)	compliance with other obligations assumed by the Issuer and Guarantors in this Deed of Issuance;

(h)	maintenance of the sufficiency and enforceability of the guarantees;

(i)	declaration of the absence of a conflict of interest situation that prevents the Trustee from continuing to perform the role; and

(j)	existence of other issuances of securities, public or private, carried out by the Issuer or by an affiliated, controlled, controlling company, or a member of the same group as the Issuer in which they have acted as trustee during the period, as well as the following data on such issuances, (1) name of the offering company; (2) quantity of securities issued; (3) value of the issuance; (4) type and guarantees involved; (5) maturity term and interest rate; (6) default during the period;

(xvii)	disclose, on their website, the report referred to in item (xvi) above to the debenture holders within a maximum period of 4 (four) months from the end of the Issuer's fiscal year, ensuring that the annual report remains available for public consultation on the Trustee's website for a period of 3 (three) years. The Trustee must also keep an updated list of the issuances in which they perform this role available on their website;

(xviii)	keep the list of debenture holders and their addresses updated, including by requesting information from the Issuer, the Registrar, the Settlement Agent, and B3, as applicable, and for the purposes of complying with the provisions of this Clause, the Issuer and the debenture holders, as soon as they subscribe, pay in, or acquire the Debentures, expressly authorize, from now on, the Registrar, the Settlement Agent, and B3, as applicable, to respond to any requests made by the Trustee, including those related to the disclosure, at any time, of the position of debenture holders and their respective holders;

(xix)	make available the Unit Nominal Value or balance of the Unit Nominal Value, as the case may be, and the Remuneration, calculated by the Issuer and monitored by the Trustee, according to the methodology of this Issuance Deed, to the debenture holders and other market participants, through its customer service center or its website on the world wide web;

(xx)	supervise compliance with the Clauses contained in this Issuance Deed and all those imposing obligations to do and not to do;

(xxi)	inform the debenture holders about any default by the Issuer of financial obligations assumed in this Issuance Deed and/or in the Fiduciary Alienation Agreement and the Clauses intended to protect the interests of the debenture holders and that establish conditions that must not be breached by the Issuer, indicating the consequences for the debenture holders and the measures it intends to take regarding the matter, within 7 (seven) Business Days from the Trustee's knowledge of the default;

(xxii)	be fully responsible for the contracted services, under the terms of the current legislation; and

(xxiii)	disclose the information referred to in item (xvi) above on its website on the world wide web, as soon as it becomes aware of it.

10.13. In the event of non-compliance with any conditions of the Issuance, the Trustee must use any and all measures provided by law or in this Issuance Deed to protect the rights or defend the interests of the community of debenture holders, in accordance with article 12 of CVM Resolution 17.

10.14. As remuneration for the services provided by the Trustee, under the terms of the applicable legislation in force and this Issuance Deed, annual installments of R$ 11,000.00 (eleven thousand reais) each will be due by the Issuer, with the first payment to be made within 05 (five) calendar days from the date of signing this Issuance Deed, and the remaining installments will be due on the same dates in subsequent years. Such payments will be due until the full settlement of the Debentures, if they are not paid on their maturity date.

10.15. In the event of default in the payment of the Debentures or restructuring of the conditions of the Debentures after the First Subscription Date, or participation in meetings or telephone conferences, before or after the Issuance, as well as responding to extraordinary requests, the Trustee will additionally be paid R$ 600.00 (six hundred reais) per man-hour of work dedicated to such events, as well as to: (i) comments on the Issuance documents during its structuring, if the operation does not materialize; (ii) execution of the guarantees of this Issuance or the Debentures; (iii) participation in formal or virtual meetings with the Issuer and/or Debenture Holders; and (iv) implementation of the consequent decisions taken at such events, paid within 5 (five) days after proof of delivery, by the Trustee, of a 'time report' to the Issuer. Restructuring of the Debentures is understood as events related to changes: (i) in the guarantees of this Issuance or the Debentures; (ii) in the payment terms of the Debentures; and (iii) in conditions related to the early maturity of the Debentures. Events related to the amortization of the Debentures are not considered restructuring of the Debentures.

10.16. In the event of amendments to the Issuance Deed as well as during hours outside the Trustee's office, an additional fee of R$ 600.00 (six hundred reais) per man-hour of work dedicated to such changes/services will be charged.

10.17. Taxes levied on the Trustee's remuneration will be added to the installments mentioned above, on the payment dates. In addition, all the amounts mentioned above will be updated by the IGP-M, always at the shortest period allowed by law, from the date of signing the Issuance Deed.

10.18. The Trustee's Remuneration does not include expenses for travel, accommodation, transportation, and publication necessary for the exercise of the Trustee's function, during or after the Issuance, to be paid by the Issuer, after due proof and prior approval by the Issuer. Also not included, and to be borne by the Issuer, are expenses with specialists, such as audits related to the guarantees provided to the Debentures and foreseen in this Issuance Deed, and legal advice to the Trustee in case of default by the Issuer of the obligations provided in this Issuance Deed. Any expenses, deposits, court costs, legal fees, as well as indemnities, arising from actions taken against the Trustee due to the exercise of its function or its actions in defense of the Debenture Holders' interests, will also be borne by the Debenture Holders. These expenses include attorney fees for the defense of the Trustee and must be advanced by the Debenture Holders and reimbursed by the Issuer.

10.19. In the event of the Issuer's default, all expenses that the Trustee may incur to safeguard the interests of the Debenture Holders must be previously approved and advanced by the Debenture Holders, and subsequently reimbursed by the Issuer. These expenses include attorney fees, including those of third parties, deposits, indemnities, court costs, and fees for actions proposed by the Trustee, provided they are related to the resolution of the default, while representing the Debenture Holders. Any expenses, deposits, and court costs arising from losing judicial actions will also be borne by the Debenture Holders, as well as the Trustee's remuneration and reimbursable expenses, in the event that the Issuer remains in default regarding their payment for a period exceeding 10 (ten) consecutive days.

10.20. In case of delay in the payment of any amount due as a result of the Trustee's Remuneration, the overdue debts will, without prejudice to monetary adjustment by the General Market Price Index (IGP-M), published by the Getúlio Vargas Foundation, be subject to: (i) a conventional, irreducible, and non-compensatory late payment penalty of 2% (two percent) on the due and unpaid amount; and (ii) late payment interest of 1% (one percent) per month, calculated pro rata die from the date of default until the date of actual payment, on the due and unpaid amount.

10.21. The Trustee's credit for expenses incurred to protect the rights and interests of the Debenture Holders or to realize the Debenture Holders' credits that have not been settled as established herein will be added to the Issuer's debt, represented by the Debentures, and will enjoy the same guarantees as the Debentures, preferring them in the order of payment.

10.22. The Trustee will not advance funds for the payment of expenses arising from the Issuance, and such funds will always be due and advanced by the Issuer or the debenture holders, as the case may be.

10.23. In case of the need to hold a General Meeting of Debenture Holders, or to execute amendments or legal instruments related to the issuance, the Trustee will be entitled to additional remuneration equivalent to R$600.00 (six hundred reais) per man-hour dedicated to activities related to the issuance, to be paid within 5 (five) days after the delivery, by the Trustee, to the Issuer of the hours report. For the purposes of the concept of a General Meeting of Debenture Holders, all activities related to the meeting are included and not only the analysis of the draft and participation in person or virtually. Thus, these activities include, but are not limited to (i) analysis of the notice; (ii) participation in calls or meetings; (iii) verification of quorum prior to the meeting; (iv) verification of proxy prior to the meeting; and (v) amendments and contracts arising from the meeting. For clarification purposes, “hours report” is the material to be sent by the Trustee indicating the task performed (for example, analysis of a specific document or participation in a meeting), the Trustee's collaborator, the time spent on the function, and the value related to the time.

10.24. Events related to the amortization of the Debentures are not considered restructuring of the Debentures.

10.25. The Trustee's services are those described in CVM Resolution 17 and the Corporations Law.

10.26. There will be no refund of amounts already received by the Trustee for the provision of services, except if the amount has been incorrectly paid.

10.27. The Trustee, appointed in this Issuance Deed, declares that:

(i)	it is a company duly organized, constituted, and existing as a corporation, in accordance with Brazilian laws;

(ii)	it accepts the role for which it has been appointed, fully assuming the duties and responsibilities provided for in the specific legislation and in this Issuance Deed and the Fiduciary Alienation Agreement;

(iii)	it fully accepts this Issuance Deed and the Fiduciary Alienation Agreement, all their Clauses and conditions;

(iv)	it is duly authorized to execute this Issuance Deed and the Fiduciary Alienation Agreement and to fulfill its obligations herein and therein provided, having met all the necessary legal and statutory requirements for such;

(v)	the execution of this Issuance Deed and the Fiduciary Alienation Agreement and the fulfillment of its obligations herein and therein provided do not infringe any obligation previously assumed by the Trustee;

(vi)	it has no legal impediment, as per §3 of Article 66 of the Corporations Law, to exercise the role conferred upon it;

(vii)	it is not in any of the conflict of interest situations provided for in Article 6 of CVM Resolution 17;

(viii)	it has no connection with the Issuer that prevents it from exercising its functions;

(ix)	it is aware of the provisions of BACEN Circular No. 1,832, dated October 31, 1990, as amended;

(x)	it has verified the consistency of the information contained in this Issuance Deed and the Fiduciary Alienation Agreement;

(xi)	the persons representing it in the signing of this Issuance Deed and the Fiduciary Alienation Agreement have sufficient powers for such;

(xii)	it accepts the obligation to monitor the occurrence of early maturity events, described in Clause 6 above;

(xiii)	it is duly qualified to perform the activities of a Trustee, in accordance with the applicable regulations in force;

(xiv)	this Issuance Deed and the Fiduciary Alienation Agreement constitute a legal, valid, effective, and binding obligation of the Trustee, enforceable according to its terms and conditions, with the force of an extrajudicial executive title under the terms of Article 784, items I and III of the Code of Civil Procedure; and

(xv)	for the purposes of CVM Resolution 17, it identified on the date of signing this Issuance Deed, as per the organizational chart sent by the Issuer, that it does not perform the role of trustee for debentures issued by the Issuer, or in an affiliated, controlled, controlling company of the Issuer or part of the same economic group.

11. GENERAL MEETING OF DEBENTURE HOLDERS

General Rule

11.1. The debenture holders may, at any time, meet in a general meeting, in accordance with the provisions of Article 71 of the Corporations Law, to deliberate on matters of interest to the community of debenture holders ("General Meeting of Debenture Holders"), under the terms below:

11.2. The General Meeting of Debenture Holders will be held (i) at the Issuer's headquarters in person; (ii) exclusively digitally; or (iii) partially digitally, observing the procedures provided for in CVM Resolution No. 81, dated March 29, 2022, as amended ("CVM Resolution 81").

11.3. The provisions of the Corporations Law regarding the general meeting of shareholders apply to the General Meeting of Debenture Holders, where applicable.

11.4. The Trustee must attend the General Meetings of Debenture Holders to provide the debenture holders with the information they request.

Convocation

11.5. The General Meeting of Debenture Holders can be convened by the Issuer, the Trustee, and the debenture holders representing at least 10% (ten percent) of the Outstanding Debentures or by the CVM.

11.5.1. The convocation of the General Meeting of Debenture Holders will be made by an announcement published at least 3 (three) times under the terms of Clause 4.20 above, respecting other rules related to the publication of the announcement of convocation of general meetings contained in the Corporations Law, the applicable regulations, and this Issuance Deed, with the convocation being waived in the case of the presence of all debenture holders.

11.5.2. The General Meeting of Debenture Holders must be held within a minimum period of 15 (fifteen) days from the date of the first publication of the convocation, and the second convocation can only be held at least 8 (eight) days after the date of publication of the new convocation.

11.5.3. Regardless of the legal formalities provided, the General Meeting of Debenture Holders will be considered regular if attended by all holders of Debentures in Circulation.

11.5.4. Once the General Meetings of Debenture Holders are installed, the holders of Debentures in Circulation may decide to suspend the proceedings to resume the respective General Meeting of Debenture Holders at a later date, provided that the suspension is approved by the same quorum established for the deliberation of the matter that will be suspended until the resumption of the proceedings, in accordance with the provisions of Article 129 of the Corporations Law.

11.5.5. In the event of suspension of the proceedings for deliberation at a later date, the matters already deliberated until the suspension of the installed General Meeting of Debenture Holders cannot be voted on again when the proceedings are resumed. The decisions already made will be, for all legal purposes, perfect legal acts.

11.5.6. The matters not voted on until the suspension of the proceedings will not be considered deliberated and will not produce effects until the date of their effective deliberation.

Installation

11.6. Pursuant to Article 71, §3, of the Corporations Law, the General Meeting of Debenture Holders will be installed, on first call, with the presence of holders of Debentures representing at least 50% (fifty percent) plus 1 (one) of the Debentures in Circulation and, on second call, with the presence of any number of holders of Debentures of the Debentures in Circulation.

11.6.1. For the purposes of the quorum of the assembly of this Issuance, 'Debentures in Circulation' are considered all subscribed and unredeemed Debentures, excluding those Debentures: (i) held in treasury by the Issuer; or (ii) owned by: (a) companies controlled by the Issuer (directly or indirectly), (b) controllers (or control group) of the Issuer; (c) companies under common control; and (d) administrators of the Issuer, including, but not limited to, persons directly or indirectly related to any of the aforementioned persons, including their spouses, partners, or relatives up to the 2nd (second) degree.

11.6.2. The presence of the legal representatives of the Issuer at the General Meeting of Debenture Holders will be mandatory.

11.6.3. The presidency of the General Meeting of Debenture Holders will be held by the debenture holder elected by the holders of the Debentures or by the one designated by the CVM.

Quorum for Deliberation

11.7. Without prejudice to the specific quorums established in this Issuance Deed and the applicable legislation, the decisions of the General Meetings of Debenture Holders will depend on the approval of debenture holders holding, (i) on first call, at least 50% (fifty percent) plus one of the Debentures in Circulation; or (ii) on second call, with any number, except as otherwise provided in this Issuance Deed.

11.8. The cases of alteration (i) of the quorums and provisions provided in this clause; (ii) of the Remuneration, except in the case of an increase; (iii) of the Remuneration Payment Dates; (iv) of the Maturity Date; (v) of the values, amounts, and amortization dates of the principal of the Debentures; (vi) of the procedures for Optional Acquisition, Optional Early Redemption, and/or Early Redemption Offer of the Debentures; (vii) of the quorums provided in this Issuance Deed; and/or (viii) of the Early Maturity Events; will depend on the approval of debenture holders representing at least 50% (fifty percent) plus one of the Debentures in Circulation.

11.8.1. Each Debenture will confer its holder the right to one vote at the General Meeting of Debenture Holders, and the appointment of proxies, whether debenture holders or not, will be allowed.

11.8.2. The decisions made by the holders of Debentures at the General Meeting of Debenture Holders, within the scope of their legal competence, observing the quorums established in this Issuance Deed, will be existing, valid, and effective before the Issuer and will bind all holders of Debentures in Circulation, regardless of whether they attended the General Meeting of Debenture Holders or the vote cast at the respective General Meeting of Debenture Holders.

12. NOTIFICATIONS

12.1. All documents and communications, which must always be made in writing, as well as the physical means containing documents or communications, to be sent by any of the Parties under the terms of this Issuance Deed must be sent to the following addresses:

To the Issuer:

BrasilAgro – Companhia Brasileira de Propriedades Agrícolas

Avenida Brigadeiro Faria Lima, No. 1,309, 5th floor, Jardim Paulistano

ZIP Code 01452-002, São Paulo – SP

Attn: Gustavo Javier Lopez

Phone: (11) 3035-3050

Email: gustavo.lopez@brasil-agro.com cc juridico@brasil-agro.com

To the Trustee:

OLIVEIRA TRUST DISTRIBUIDORA De TÍTULOS E VALORES MOBILIÁRIOS S.A.

Rua Joaquim Floriano, No. 1,052, 13th floor, room 132, Itaim Bibi

ZIP Code 04534-004, São Paulo, SP

Attn: Antônio Amaro / Maria Caroline Abrantes Lodi de Oliveira

Phone: (21) 3514-0000

Email: af.controles@oliveiratrust.com.br; af.assembleias@oliveiratrust.com.br

To the Guarantor:

IMOBILIÁRIA CAJUEIRO LTDA.

Avenida Brigadeiro Faria Lima, No. 1,309, 5th floor, room 4, Jardim Paulistano

ZIP Code 01452-002, São Paulo – SP

Attn: Gustavo Javier Lopez

Phone: (11) 3035-3050

Email: gustavo.lopez@brasil-agro.com cc juridico@brasil-agro.com

12.2. Communications regarding this Issuance Deed will be considered delivered when received under protocol or with a “receipt notice” issued by the post office or by telegram at the addresses above. Communications made by email will be considered received on the date of receipt of the “delivery notice”. Any change of the above addresses must be communicated to the other party by the Party whose address has changed, under penalty of communications sent to the previously indicated addresses being considered delivered.

12.3. The Issuer and the Guarantor mutually appoint each other as agents with special powers to receive any and all communication, notification, summons, or citation, judicial or extrajudicial, related to this Issuance Deed or the Fiduciary Sale on behalf of the others, including, without limitation, any citations, summons, or notifications in arbitration or judicial process.

13. GENERAL PROVISIONS

13.1. No waiver of any rights arising from this Issuance Deed is presumed. Thus, no delay, omission, or leniency in exercising any right, faculty, or remedy that belongs to any of the parties to this Issuance Deed will impair such rights, faculties, or remedies, nor will it be interpreted as a waiver of them or agreement with such default, nor will it constitute novation or modification of any other obligations assumed in this Issuance Deed or precedent regarding any other default or delay.

13.2. For all purposes of this Issuance Deed, “Material Adverse Effect” means any event or situation that causes (i) any material adverse effect on the (economic, financial, legal, or other) situation, business, reputation, and/or operational results of the Issuer and/or any of its Subsidiaries; or (ii) any material adverse effect on the Issuer's ability to fulfill any of its obligations under this Issuance Deed and/or the Fiduciary Sale.

13.3. This Issuance Deed is executed on an irrevocable and irreversible basis except in the event of non-fulfillment of the requirements listed in Clause 2 above, binding the Parties and their successors.

13.4. If any provisions of this Issuance Deed and/or the Fiduciary Sale Agreement are judged illegal, invalid, or ineffective, all other provisions not affected by such judgment will prevail, and the parties commit, in good faith, to replace the affected provision with another that, as far as possible, produces the same effect.

13.5. This Issuance Deed and the Debentures constitute extrajudicial executive titles, under the terms of article 784, items I and III, of the Code of Civil Procedure, and the obligations contained therein are subject to specific performance, in accordance with articles 815 and following of the Code of Civil Procedure, without this implying a waiver of any other action or measure, judicial or otherwise, aimed at safeguarding rights arising from this Issuance Deed.

13.6. This Issuance Deed is governed by the Laws of the Federative Republic of Brazil.

13.7. Except as otherwise provided in this Issuance Deed, the deadlines established in this Issuance Deed will be computed according to the rule prescribed in article 132 of the Civil Code, excluding the start day and including the due date.

13.8. Any amendment to this Issuance Deed after the issuance of the Debentures, in addition to being formalized through an addendum and meeting the requirements set forth in this Issuance Deed, will depend on prior approval of the debenture holders gathered in a General Meeting of Debenture Holders, it being certain that this Issuance Deed may be amended, regardless of a General Meeting of Debenture Holders, whenever such amendment arises exclusively: (i) from modifications already expressly permitted in the Offer Documents, (ii) from the need to comply with legal or regulatory requirements, (iii) when a typographical error is found, whether it is a gross or arithmetic error, or (iv) due to the updating of the Parties' registration data, such as changes in corporate name, address, and telephone number; provided that such changes do not generate new costs or expenses for the debenture holders.

13.9. If the Issuer does not provide for the registration of this Issuance Deed, as provided in Clause 2 above, the Trustee is hereby authorized and vested with all powers to, on behalf of the Issuer, promote the registration of this Issuance Deed and its possible amendments, at the Issuer's expense, pursuant to article 62, §2, of the Brazilian Corporation Law.

13.10. The Parties agree that the signing of this Issuance Deed, as well as its amendments, may be carried out physically or electronically, with only electronic signatures made through a digital certificate, validated according to the Brazilian Public Key Infrastructure ICP-Brasil, pursuant to Provisional Measure No. 2.200-2, of August 24, 2001, being considered valid. The Parties irrevocably and irreversibly recognize the authenticity, validity, and full effectiveness of the digital certificate signature for all legal purposes.

13.11. The Parties agree that, for all legal purposes, the effective date of this Issuance Deed will be the date of this document, even if any of the Parties sign this Issuance Deed electronically at a later date, for any reason, in which case the Parties hereby agree to retroact the effects of this instrument to the date mentioned herein.

14. JURISDICTION

14.1. The forum of the District of São Paulo, State of São Paulo, is elected, to the exclusion of any other, however privileged it may be, to resolve any issues arising from this Issuance Deed.

And being thus just and contracted, the Parties sign this Issuance Deed electronically.

São Paulo, November 14, 2023.

(Signatures follow on the next pages)

(The rest of the page was intentionally left blank.)

(Signature page of the “Private Instrument of Deed of the 3rd (Third) Issuance of Simple Debentures, Non-Convertible into Shares, of the Type with Real Guarantee, in a Single Series, for Public Distribution in Automatic Distribution Registration Procedure, of BrasilAgro – Brazilian Company of Agricultural Properties”, entered into between BrasilAgro – Brazilian Company of Agricultural Properties, Imobiliária Cajueiro Ltda. and Oliveira Trust Distributor of Securities S.A.)

BrasilAgro - Brazilian Company of Agricultural Properties

Issuer

Name:	Name:
Position:	Position:

OLIVEIRA TRUST DISTRIBUTOR OF SECURITIES S.A.

Trustee

Name:	Name:
Position:	Position:

IMOBILIÁRIA CAJUEIRO LTDA.

Guarantor

Name:	Name:
Position:	Position:

(The rest of the page was intentionally left blank.)

ANNEX I

Ordinance No. 3.346, of October 26, 2023

252666512827000

MINISTRY OF INTEGRATION AND

REGIONAL DEVELOPMENT

MINISTER'S OFFICE

ORDINANCE NO. 3346, OF OCTOBER 26, 2023

Approves the classification, as a priority, of an investment project in infrastructure in the irrigation sector, presented by BRASILAGRO - Companhia Brasileira de Propriedades Agrícolas S.A.

THE MINISTER OF STATE FOR INTEGRATION AND REGIONAL DEVELOPMENT, in the use of the powers conferred upon him by items I and II of the sole paragraph of art. 87 of the Federal Constitution, art. 29 of Law No. 14,600, of June 19, 2023, and art. 1 of Annex I of Decree No. 11,347, of January 1, 2023,

RESOLVES:

Art. 1 Approve the classification, as a priority, of the investment project in infrastructure in the irrigation sector, for the purpose of issuing debentures, under the terms of art. 2 of Law No. 12,431, of June 24, 2011, regulated by Decree No. 8,874, of October 11, 2016, and by MIDR Ordinance No. 1,936, of June 14, 2023, for the implementation of the project by BRASILAGRO - Companhia Brasileira De Propriedades Agrícolas S.A., as described in the Annex to this Ordinance.

CHAPTER I

GENERAL PROVISIONS

Art. 2 BRASILAGRO - Companhia Brasileira De Propriedades Agrícolas S.A. must:

I - keep updated, with the Ministry of Integration and Regional Development, the list of legal entities that comprise it;

II - highlight, when publicly issuing the debentures, on the first page of the Prospectus and the Announcement of Start of Distribution or, in the case of distribution with restricted efforts, the Notice of Closure and the promotional material, the number and date of publication of this Ordinance and the commitment to allocate the funds obtained to the approved priority project; and

III - keep the documentation related to the use of the funds raised, for up to five years after the maturity of the issued debentures and/or after the completion of the project for consultation and inspection by the Control Bodies.

Art. 3 Technical changes to the project referred to in this Ordinance, provided they are authorized by the Ministry of Integration and Regional Development, will not require the publication of a new Ordinance approving the project as a priority, for the purposes of art. 2 of Law No. 12,431, of 2011.

Art. 4 The priority period granted to the infrastructure investment project is 01 (one) year.

Sole Paragraph. If BRASILAGRO - Companhia Brasileira De Propriedades Agrícolas S.A. does not issue the debentures within the period stipulated in the caput of this article, it must formally communicate to the National Water Security Secretariat of the Ministry of Integration and Regional Development the reasons for not doing so.

Art. 5 The funds to be raised cannot be used for the payment or reimbursement of expenses, costs, or debts arising from financing with Union resources or managed by the Union.

Sole Paragraph. If the investment project is funded with Union resources or managed by the Union, the fundraising will be limited to the difference between the total value of the investment project and the funded amount.

Art. 6 BRASILAGRO - Companhia Brasileira De Propriedades Agrícolas S.A. must also comply with the other provisions contained in Law No. 12,431, of 2011, Decree No. 8,874, of 2016, MIDR Ordinance No. 1,936, of June 14, 2023, and the current and future legislation and regulations, especially regarding the provisions related to the monitoring and evaluation of the approved project.

Art. 7 This Ordinance comes into effect on the date of its publication.

ANTONIO WALDEZ GÓES DA SILVA

ANNEX

Project Holder	BRASILAGRO - Companhia Brasileira De Propriedades Agrícolas S.A.
CNPJ	07.628.528/0001-59
List of Legal Entities

CRESUD S.A.C.I.F Y A - CITIBANK DTVM AS - CNPJ 47.612.898/0001-12 (37.84%)

CHARLES RIVER ADMINISTRADORA DE RECURSOS FINANCEIROS LTDA. - CNPJ 17.723.993/0001-22 (7.51%)

ELIE HORN - CPF 004.812.978-04 (5.96%)

TREASURY - 3.49%

OTHERS - 45.20%

Project Name	Irrigation Project – Arrojadinho Farm – Jaborandi-BA
Project Description

Development and execution of an Irrigation Master Plan at Arrojadinho Farm, located in the municipality of Jaborandi, in the state of Bahia, aiming to implement 4,073 hectares of central pivot irrigation.

The project includes the following actions: implementation of a high voltage electrical network, a step-down substation, and a three-phase low voltage electrical network; implementation of 4,073 hectares of central pivot irrigation. Improvement of rural roads for production outflow.

Among the expected benefits, it is estimated that the project will directly benefit a total of 30 people and indirectly benefit 800 people in the project region.

Sector	Irrigation
Project Implementation Location	Jaborandi-BA
Maximum Approved Value	R$182,109,258.67
Project Implementation Period	75 months
Administrative Process	59000.010634/2023-18

ANNEX II

Project Description

ANNEX III

Payment Dates for Remuneration and Scheduled Amortization Dates

Date	Interest Payment	Amortization Payment	Amount to Amortize
11/11/2024	Yes	0.00%	R$0.00
10/11/2025	Yes	0.00%	R$0.00
10/11/2026	Yes	0.00%	R$0.00
10/11/2027	Yes	25.00%	R$41,250,000.00
10/11/2028	Yes	25.00%	R$41,250,000.00
12/11/2029	Yes	25.00%	R$41,250,000.00
11/11/2030	Yes	25.00%	R$41,250,000.00

ANNEX IV

DECLARATIONS AND OBLIGATIONS OF SANCTIONS

The purpose of this document is to ensure that the Issuer and the Guarantor are aware of the sanction regimes (financial and commercial, direct and indirect) applicable to this Issuance.

For the purposes of this Annex, the following definitions will be considered:

"Sanctions Authority" means:

(a)	the United Nations Security Council;

(b)	the United States of America;

(c)	the European Union (including all member states, including the Netherlands);

(d)	the United Kingdom;

(e)	Brazil;

(f)	any country in which a member of the economic group of the Issuer and/or the Guarantor is established or conducts its business; and

(g)	the governments and official institutions or agencies of any of those mentioned in paragraphs (a) to (e) above, including OFAC, the Council of the European Union, the United States Department of State, and the Department of the Treasury.

“Sanctions List” means any list of specifically designated persons, entities, or equivalents, or countries, maintained or published by public announcement of the designation of Sanctions made by a Sanctions Authority, as amended, supplemented, or replaced from time to time.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Restricted Party” means any person, or the person controlled or controlling (directly or indirectly) by a person, who is:

(a)	listed on any Sanctions List, or is in any way subject to Sanctions;

(b)	located in or constituted under the laws of a country or territory that is subject to national or territorial Sanctions; or

(c)	acting on behalf of any persons listed in paragraphs (a) or (b) above.

“Sanctions” means any legal, commercial, economic, or financial sanctions, regulations, embargoes, or restrictive measures imposed, enacted, or enforced from time to time by a Sanctions Authority.

Declarations

During the term of the Debentures, the Issuer and the Guarantor declare, as of this date, that, to the best of their knowledge, neither the Issuer and/or the Guarantor nor any other member of their economic group:

(a)	is a Restricted Party;

(b)	has violated or is violating any applicable Sanctions;

(c)	is directly or indirectly involved in any activity with a Restricted Party or in any other activity that may result in making any person subject to Sanctions; or

(d)	is subject to any claim, formal investigation process, or formal notification in relation to Sanctions.

Obligations

In the context of relations with the Debenture Holders and during the term of the Debentures, the Issuer and the Guarantor will use their best efforts to:

(a)	not request any disbursement or use, lend, contribute, or otherwise make available the funds from the Debentures, directly or indirectly, to any person: (i) to finance or support any financing, trade, or other activities of or with any Restricted Party; or (ii) in any way that is reasonably expected to infringe any Sanctions or become a Restricted Party;

(b)	not use any revenue or benefit derived from any activity or dealings with a Restricted Party or from any action that violates any Sanctions in fulfilling the obligations due in connection with the Debentures;

(c)	not engage directly or indirectly in any activity, transaction, or conduct that results or is reasonably likely to result in any violation of Sanctions or become a person subject to Sanctions;

(d)	not engage directly or indirectly in any activity, transaction, or conduct that evades or avoids, or is intended to evade or avoid, or violates or attempts to violate, directly or indirectly, in whole or in part, any Sanctions;

(e)	inform the Debenture Holders as soon as they become aware, of the details (to the extent permitted by law) of any claim, proceeding, formal notification, or formal investigation against themselves or any member of their economic group in relation to Sanctions; and

(f)	take all reasonable measures to ensure compliance with Sanctions; and

(g)	take all measures to ensure that no other member of their economic group, their respective directors, officers, employees, or any other person acting on their behalf complies with and adheres to the commitments assumed in the preceding items.

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